Exhibit 10.1

Execution Version

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

March 24, 2023

among

ROBINHOOD SECURITIES, LLC,

as Borrower

The Lenders Party Hereto,

BMO HARRIS BANK N.A.,

as Syndication Agent,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

JPMORGAN CHASE BANK, N.A. and BMO CAPITAL MARKETS CORP.,

as Joint Bookrunners and Joint Lead Arrangers

i

ARTICLE III
Representations and Warranties

Section 3.01	Representations and Warranties of the Borrower	50

ARTICLE IV
Conditions

Section 4.01	Effective Date	54
Section 4.02	Each Credit Event	55

ARTICLE V
Covenants of the Borrower

Section 5.01	Affirmative Covenants	56
Section 5.02	[Reserved]	60
Section 5.03	Negative Covenants	60
Section 5.04	Financial Covenants	70

ARTICLE VI
Events of Default

Section 6.01	Events of Default	70
Section 6.02	Application of Payments	72

ARTICLE VII
[Reserved]

ARTICLE VIII

The Administrative Agent and the Syndication Agent

Section 8.01	Authorization and Action	73
Section 8.02	Administrative Agent’s Reliance, Indemnification, Etc	75
Section 8.03	Posting of Communications	76
Section 8.04	The Administrative Agent Individually	77
Section 8.05	Successor Administrative Agent	77
Section 8.06	Acknowledgements of Lenders	79
Section 8.07	Collateral Matters	80
Section 8.08	Certain ERISA Matters	80
Section 8.09	Credit Bidding	82

ii

SCHEDULES:

Schedule 1.1A – Commitments
Schedule 1.1B – Broker-Dealer Licenses and Memberships Schedule 3.01(s) – Filings
Schedule 5.03(a) – Liens Schedule 5.03(b) – Debt Schedule 5.03(g) – Investments
Schedule 5.03(i) – Transactions with Affiliates Schedule 5.03(m) – Restrictive Agreements

EXHIBITS:

Exhibit A – Form of Assignment and Assumption Exhibit B – Financial Covenant Computations Exhibit C – Form of U.S. Tax Certificate
Exhibit D – Form of Borrowing Request Exhibit E – Form of Note
Exhibit F – [Reserved]
Exhibit G – Form of Tranche B Limit Notice Exhibit H – Form of Tranche C Limit Notice

iii

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of March 24, 2023, among ROBINHOOD SECURITIES, LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Borrower, the Administrative Agent and certain Lenders are parties to that certain Amended and Restated Credit Agreement, dated as of April 11, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended and restated as hereinafter provided; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend and restate in its entirety the Existing Credit Agreement upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Additional Lender” has the meaning set forth in Section 9.19(b).

“Adjusted Daily Simple SOFR Rate” means, for any day, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as administrative agent for the Lenders hereunder and under the other Credit Documents, together with any of its successors and assigns.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Person” has the meaning assigned to such term in Section 9.03(d).

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount equal to the amount, if any, that would be payable (giving effect to any netting agreements) by the Borrower or any of its Subsidiaries to its counterparty to such Hedge Agreement in accordance with its terms as if such Hedge Agreement was being terminated early on such date of determination, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may not include a Lender or an Affiliate of a Lender); provided that, for any date on or after the date such Hedge Agreement has been closed out, and a termination value has been determined in accordance therewith, the “Agreement Value” shall be such termination value.

“Ancillary Document” has the meaning assigned to such term in Section 9.06(b).

“Anti-Corruption/Anti-Money Laundering Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery, corruption or anti-money laundering.

“Applicable Parties” has the meaning assigned to it in Section 8.03(c).

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, subject to Section 2.15(g), for any day, (a) in the case of any Tranche A Loan (including any Swingline Loan that is a Tranche A Loan), a rate per annum equal to 1.25%, (b) in the case of any Tranche B Loan (including any Swingline Loan that is a Tranche B Loan), a rate per annum equal to 2.50% and (c) in the case of any Tranche C Loan (including any Swingline Loan that is a Tranche C Loan), a rate per annum equal to 2.50%.

“Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a).

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

“Attributable Debt” means, on any date of determination, (a) in respect of any Finance Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Finance Lease.

“Authorized Officer” shall mean the managing partner, any general partner, any principal, any treasury manager, the president, the chief executive officer or any other similar executive officer, the chief financial officer, the chief operating officer, the principal accounting officer, the treasurer or the controller (or any other officer, partner or other authorized signatory so designated by any of the foregoing) of the Borrower that has delivered a customary incumbency certificate to the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Commitment” means, as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Revolving Credit Exposure; provided, that in calculating any Lender’s Revolving Credit Exposure for the purpose of determining such Lender’s Available Commitment pursuant to Section 2.04(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. §101 et seq.), as now and hereafter in effect.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law affecting creditors’ rights.

“Benchmark” means, initially, Daily Simple SOFR; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to Daily Simple SOFR, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.15.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Short-Term Funding Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest or other changes to the billing cycle, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.15 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.15.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, the Bank Holding Company Act (12 U.S.C. 1841(k))) of such party.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrowing” means Revolving Loans made, converted or continued, or Swingline Loans made or continued by the Swingline Lender, in either case on the same date.

“Borrowing Date” mean any Business Day specified by the Borrower as a date on which the Borrower requests the Lenders to make Loans hereunder.

“Borrowing Request” has the meaning assigned to such term in Section 2.03(a).

“Broker-Dealer Licenses and Memberships” means (a) the memberships of the Borrower and each Broker-Dealer Subsidiary that is a Domestic Subsidiary with NSCC, DTC and FINRA, (b) the other memberships listed on Schedule 1.1B of the Borrower and each Broker-Dealer Subsidiary, (c) the licenses with Governmental Authorities listed on Schedule 1.1B of the Borrower and each Broker-Dealer Subsidiary.

“Broker-Dealer Registrations” means the registrations of the Borrower and each Broker- Dealer Subsidiary with the SEC and all other Governmental Authorities which require registration and have jurisdiction over the Borrower and/or such Broker-Dealer Subsidiary.

“Broker-Dealer Subsidiary” means any Subsidiary of the Borrower that is a “registered broker and/or dealer” under the Securities Exchange Act.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that in relation to Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such Loan, the term “Business Day” shall also exclude any day which is not a U.S. Government Securities Business Day.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or Canada or any agency thereof maturing within two years from the date of acquisition thereof, (b) commercial paper maturing no more than nine months from the date of creation thereof and rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper, (c) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits maturing no more than three hundred sixty-five (365) days (or three hundred sixty-six (366) days in a leap year) from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, and any state thereof or Canada, each having combined capital, surplus and undivided profits of not less than $500,000,000, (d) time deposits maturing no more than one hundred twenty (120) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations (i) each having a long term deposit rating of “A3” or “A-” (or its equivalent) or (ii) each having membership either in the FDIC or CDIC; provided that, with respect to subsection (ii) only, (x) such time deposits shall be limited to $250,000 (or the applicable insurance threshold if different) with each commercial bank or savings bank or savings and loan association having membership in the FDIC and (y) such time deposits shall be limited to $100,000 (or the applicable insurance threshold if different) with each commercial bank or savings bank or savings and loan association having membership in the CDIC, (e) repurchase obligations with a term of not more than one hundred twenty (120) days for underlying securities of the types described in clause (a) above entered into with a Lender or a bank meeting the qualifications described in clause (c) above, (f) readily marketable securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by a Lender or a bank meeting the qualifications described in clause (c) above, (g) readily marketable securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (h) investments in money market funds substantially all of whose assets are comprised of securities of the types and having the maturities described in clauses (a) through (g) above and (i) investments in money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000.

“CDIC” means the Canada Deposit Insurance Corporation or any successor entity.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means any of the following

(a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act as in effect on the Effective Date, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as a trustee, agent or other fiduciary or administrator of such plan) other than the Permitted Holders shall have acquired beneficial ownership of more than 35%, on a fully diluted basis (without giving effect to contingent voting rights that have not vested), of the outstanding Equity Interests of Holdco having the general voting power to elect the board of directors of Holdco; or

(b) Holdco shall cease to directly (or indirectly solely through passive holding companies) own and control 100% of each class of the outstanding Equity Interests of the Borrower.

Notwithstanding the preceding or any provision of Rules 13d-3 or 13d-5 under the Securities Exchange Act of 1934 as in effect on the Effective Date, (i) a Person or “group” shall not be deemed to beneficially own securities (1) subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement or (2) as a result of veto or approval rights in any joint venture agreement, shareholder agreement or other similar agreement and (ii) if any “group” includes one or more Permitted Holders, any issued and outstanding voting Equity Interests of Holdco beneficially owned, directly or indirectly, by any Permitted Holders that are a part of such “group” shall not be treated as being beneficially owned by any other member of such “group” for purposes of determining whether a “Change of Control” has occurred.

“Charges” has the meaning assigned to such term in Section 9.13.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all property and assets of the Borrower with respect to which a Lien is purported to be granted in favor of the Administrative Agent pursuant to a Security Document.

“Commitment” means, with respect to each Lender, the obligation of such Lender to make Revolving Loans and participate in Swingline Loans in an aggregate principal amount not to exceed the amount set forth on Schedule 1.1A opposite such Lender’s name, or in the Assignment and Assumption or other documentation or record (as such term is defined in Section 9-102(a)(70) of the New York Uniform Commercial Code) as provided in Section 9.04(b)(ii)(C), pursuant to which such Lender shall have assumed its Commitment, as applicable, and giving effect to (a) any increase in such amount from time to time pursuant to Section 2.22, (b) any reduction in such amount from time to time pursuant to Section 2.09 and (c) any reduction or increase in such amount from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders’ Commitments on the Effective Date is $2,175,000,000.

“Commitment Fee Rate” means 0.50% per annum.

“Communications” has the meaning assigned to such term in Section 8.03(c).

“Competitor” means any Person (including any Subsidiary of any bank or other entity) whose business consists substantially of (x) the provision of retail securities broker-dealer services or (y) the provision of any other securities broker-dealer services (in the case of this clause (y), to the extent such Person was identified in writing to the Administrative Agent prior to the Effective Date), but in any event not to include bank regulated entities, insurance companies, or the bank or insurance affiliate of such providers of securities broker-dealer services.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Tangible Net Worth” means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders’ equity at such date minus the amount of all intangible items included therein, including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and write-ups of assets (other than non-cash gains resulting from mark to market adjustments of securities positions made in the ordinary course of business) (but only to the extent that such items would be included on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 9.17.

“Credit Documents” means (i) this Agreement, including schedules and exhibits hereto, (ii) the Notes, (iii) the Security Documents and (iv) any amendment, waiver, supplement or other modification to any of the foregoing.

“Credit Party” means the Administrative Agent, the Swingline Lender and each other Lender.

“Daily Simple SOFR” means, for any day, a rate per annum equal to SOFR for such day.

“Debt” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all payment Obligations of such Person for the deferred purchase price of property or services, (c) all payment Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all payment Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Attributable Debt of such Person with respect to such Person’s Obligations in respect of (i) Finance Leases and (ii) Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP), (f) all payment Obligations of such Person as an account party under acceptance or similar facilities, (g) all net payment Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (h) all Guaranteed Debt of such Person with respect to Debt of another Person, (i) all non-contingent payment Obligations of such Person in respect of letters of credit, (j) all obligations to redeem or repurchase Disqualified Equity Interests issued by such Person and (k) all indebtedness and other payment Obligations referred to in clauses (a) through (j) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations (but only to the extent of the lesser of (x) the amount of such indebtedness and (y) the fair market value of such property); provided that Debt shall not include (i) trade payables and accrued expenses incurred in the ordinary course of business and not more than 120 days overdue, (ii) ordinary course intercompany liabilities having a term not exceeding 365 days (inclusive of any roll-over or extension of terms) or any other ordinary course intercompany liabilities not constituting Debt for Borrowed Money, (iii) prepaid or deferred revenue arising in the ordinary course of business, (iv) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such assets, (v) deferred compensation payable to employees, officers and directors and (vi) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP. Any Debt for which proceeds have been escrowed or otherwise deposited to repay, defease, redeem or satisfy and discharge such Debt shall not be deemed outstanding.

“Debt For Borrowed Money” of any Person means, without duplication, all (a) Debt for borrowed money, (b) purchase money debt, (c) drawn but unreimbursed letters of credit, (d) Attributable Debt in respect of (i) Finance Leases and (ii) Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP) and (e) Debt obligations owed to third parties evidenced by notes, bonds, debentures or other similar instruments.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means any Lender that, (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Swingline Loans or (iii) pay over to the Borrower any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after written request by the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Borrower’s receipt of such written certification in form and substance satisfactory to the Borrower and the Administrative Agent, (d) has become, or whose Lender Parent has become, the subject of a Bankruptcy Event, or (e) has become, or whose Lender Parent has become, the subject of a Bail-In Action.

“Deficiency” has the meaning assigned to such term in Section 2.12(a).

“Disqualified Equity Interests” means Equity Interests that by their terms or otherwise are (1) required to be redeemed (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) prior to a date that is 91 day after the Maturity Date, (2) redeemable (other than solely for Equity Interests that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) at the option of the holder thereof at any time prior to the date that is 91 days after the Maturity Date or (3) convertible or exchangeable for Equity Interests referred to in clause (1) or (2) above; provided that (i) any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of any “asset sale”, “condemnation” or “change of control” (or similar event, however denominated) occurring prior to the date that is 91 days after the Maturity Date shall not constitute Disqualified Equity Interests if such right to repurchase or redeem any such Equity Interests is subject to the prior payment in full of all Obligations of the Borrower under the Credit Documents, (ii) any Equity Interests issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute Disqualified Equity Interests solely because such Equity Interests may be required to be repurchased in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability, and (iii) only the portion of any Equity Interests referred to in clauses (1) through (3) above that are so mandatorily redeemable, are so redeemable at the option of the holder thereof, or are so convertible or exchangeable prior to the date that is 91 days after the Maturity Date shall be deemed to be Disqualified Equity Interests.

“Disqualified Lenders” means (a) any Person that has been specified to the Lead Arrangers by the Borrower in writing before the Effective Date, (b) any Competitors of the Borrower that have been specified to the Administrative Agent by the Borrower in writing at any time and from time to time and (c) in the case of each of clauses (a) and (b), any of their respective affiliates (other than (i) any bank regulated entity, (ii) any insurance company and (iii) any bona fide debt fund that is managed for the benefit of the clients of such Competitor or any of its Affiliates, except to the extent otherwise disqualified pursuant to clause (a)) that, in each case in this clause (c), are either (x) identified in writing to the Administrative Agent by the Borrower from time to time or (y) clearly identifiable as affiliates of such Persons solely on the basis of the similarity of such affiliate’s name; provided that the foregoing provisions shall not apply retroactively to disqualify any Person that shall have become a Disqualified Lender after the date such Person shall have become a Lender or participant (or shall have been allocated a Commitment hereunder), but shall disqualify such Person from taking any further assignment or participation thereafter; provided, further, that any supplements to the list of Disqualified Lenders after the Effective Date may not apply until the date that is three Business Days following the delivery of such written notice from the Borrower to the Administrative Agent.

“dollars” or “$” refers to lawful currency of the United States of America.

“Domestic Subsidiary” means each Subsidiary of the Borrower that is organized under the applicable laws of the United States, any state thereof, or the District of Columbia.

“DTC” means The Depository Trust Company and its successors and assigns.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assets” means common and preferred equity securities, ADRs and exchange- traded funds (“ETFs”) that are, in each case, then listed on the NYSE, NASDAQ or Amex (regardless of the venue used to execute trades with respect to such securities); provided, in any event, that “Eligible Assets” shall not include leveraged ETFs, synthetic ETFs (other than Qualified Synthetic ETFs), warrants, options, limited partnership interests or convertible preferred securities; and provided further that (i) securities issued by any single issuer and its Affiliates shall constitute “Eligible Assets” only to the extent that the Market Value of such securities of such single issuer and its Affiliates does not exceed 10% of the aggregate Market Value of all Pledged Eligible Assets at such time, (ii) securities of any Lender Affiliate shall not constitute “Eligible Assets” and (iii) securities having an individual Market Value of less than $5.00 shall not constitute “Eligible Assets”.

“Eligible Funds” means funds deposited in any of the Borrower’s customer reserve bank accounts (collectively, the “Reserve Account”) to satisfy reserve requirements under Rule 15c3-3 of the Securities Exchange Act that are eligible for release based on a pro forma calculation of the Reserve Formula at the time of the making of any Tranche C Loan and after giving effect to the application of the proceeds thereof.

“Eligible NSCC Margin Deposits” means NSCC Margin Deposits, other than (x) any such deposits that the Borrower has not directed the NSCC to return to an account maintained by the Borrower subject to a customary deposit account control agreement constituting a Security Document (each such account, an “NSCC Collateral Account”), (y) any portion of any NSCC Margin Deposit relating to losses incurred by the Borrower for its own account or the account of any of its Affiliates and (z) any portion of any NSCC Margin Deposit that, as reasonably determined by the Borrower, acting in good faith, is subject to any counterclaim deduction, defense, setoff or similar rights by NSCC or DTC other than to the extent constituting or arising out of the underlying obligation for which such deposit was delivered (but only to the extent of any such counterclaim, deduction, defense, setoff or similar rights).

“Environmental Laws” means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or any binding judicial or agency interpretation, policy or guidance having the force or effect of law and relating to pollution or protection of the environment, health and safety (as it relates to any harmful or deleterious substance), or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of harmful or deleterious substances.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, administrative oversight costs, consultants’ fees, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) that is (a) under common control (within the meaning of Section 4001(a)(14) of ERISA) or (b) treated as a single employer (within the meaning of Section 414(b) or (c) of the Code (and for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA, Sections 414(m) and (o) of the Code), in each case, with the Borrower.

“ERISA Event” means (a) a reportable event, within the meaning of Section 4043(c) of ERISA, with respect to any Plan unless the 30 day notice requirement with respect to such event has been waived by the PBGC; (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA) with respect to any Plan, whether or not waived; (c) the application for a minimum funding waiver with respect to a Plan; (d) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (e) the cessation of operations at a facility of the Borrower or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (f) the withdrawal by the Borrower or any ERISA Affiliate from a Plan with two or more contributing sponsors or the termination of any such Plan resulting in liability to the Borrower or any ERISA Affiliate pursuant to Section 4063 or 4064 of ERISA, or the partial or complete withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (g) the notification that a Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or insolvent (within the meaning of Title IV of ERISA); (h) the imposition of a lien under Section 303(k) of ERISA with respect to any Plan; (i) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan; or (j) a determination that any Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).

“ETFs” has the meaning assigned to such term in the definition of “Eligible Assets”.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article VI.

“Excess Net Capital” of any Person means the net capital as shown on line 3910 of the FOCUS-II Report for such Person.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to such Recipient: (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes or branch profits Taxes in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.20(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.18, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.18(f), and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Existing Lender” has the meaning assigned to such term in Section 9.19(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law, regulation, rule, promulgation, guidance notes, practices or official agreement adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” means Financial Conduct Authority of the United Kingdom.

“FDIC” means the Federal Deposit Insurance Corporation or any successor entity.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Finance Lease”, as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a finance lease (rather than an operating lease) on the balance sheet of that Person.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“FINRA” means the Financial Industry Regulatory Authority, Inc., or any other self- regulatory body which succeeds to the functions of the Financial Industry Regulatory Authority, Inc.

“Fiscal Year” means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on the last day of December in any calendar year.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Daily Simple SOFR Rate or other applicable rate. For the avoidance of doubt the initial Floor for the Adjusted Daily Simple SOFR Rate shall be zero.

“FOCUS-II Report” means the Financial and Operational Combined Uniform Single Report on Form X-17A-5 Part II (or any successor or replacement form required by FINRA).

“Foreign Subsidiary” means each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governing Body” means the managing partner or, if applicable at any time, the executive committee, board of directors, board of governors, managing director or directors, or other body or Person in a similar capacity having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust, limited liability company, limited partnership or limited liability limited partnership.

“Governmental Authority” means the government of the United States or any other nation, or any state, regional or local political subdivision or department thereof, and any other governmental or regulatory agency, authority, body, commission, central bank, board, bureau, organization, court, instrumentality or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, in each case whether federal, state, local or foreign (including any supra-national bodies such as the European Union or the European Central Bank) and any self-regulatory organization as defined in Section 3(a)(26) of the Securities Exchange Act.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Guaranteed Debt” means, with respect to any Person, without duplication, any payment Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the payment Obligation of a primary obligor in respect of such Debt or (b) any payment Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, that the term Guaranteed Debt shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than any such obligations with respect to Debt). The amount of any Guaranteed Debt shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranteed Debt is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Guaranteed Debt) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Hedge Agreements” means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

“Holdco” means Robinhood Markets, Inc., a Delaware corporation.

“Holdco Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 29, 2020 (as amended by Amendment No. 1, dated as of April 16, 2021, and Amendment No. 2, dated as of December 6, 2022), among Holdco, JPMorgan, as administrative agent, and the several banks and other financial institutions or parties from time to time party thereto, as amended, restated, modified, supplemented or refinanced from time to time.

“Immaterial Subsidiary” means, at any date of determination, any Subsidiary of the Borrower that is not a Material Subsidiary.

“Increased Amount Date” has the meaning specified in Section 2.22(a).

“Incremental Amount” shall mean, at any time, the excess, if any, of (a) the Incremental Commitment Cap over (b) the aggregate amount of all Incremental Commitments established prior to such time pursuant to Section 2.22.

“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and one or more Incremental Lenders.

“Incremental Commitment” means any increased or incremental Commitment provided pursuant to Section 2.22.

“Incremental Commitment Cap” means $1,087,500,000.

“Incremental Lender” means a Lender with a Commitment or an outstanding Revolving Loan as a result of an Incremental Commitment.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 9.03(c).

“Information” has the meaning specified in Section 9.12(a).

“Interest Payment Date” means the day that is one month and five Business Days after each Borrowing.

“Investments” has the meaning assigned to such term in Section 5.03(g).

“IRS” means the United States Internal Revenue Service.

“Lead Arrangers” means JPMorgan Chase Bank, N.A. and BMO Capital Markets Corp.

“Lender Parent” means, with respect to any Lender, any Person of which such Lender is, directly or indirectly, a Subsidiary.

“Lenders” means the Persons listed on Schedule 1.1A and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means any lien, security interest or other charge of any kind, or any other type of preferential arrangement intended to have the effect of a lien or security interest, including the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Value” means as to any Pledged Eligible Asset at any time, the product of (a) 80% and (b) the Market Value of such Pledged Eligible Asset as most recently determined by the Administrative Agent; provided that, a Pledged Eligible Asset shall be included in the calculation of Loan Value only to the extent the Administrative Agent (for the benefit of the Lenders) has a valid and enforceable first priority perfected Lien and security interest on such Pledged Eligible Asset (subject solely to any Permitted Collateral Liens).

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement (including any Revolving Loans and/or Swingline Loans).

“Market Value” means, as to any Pledged Eligible Asset, the market value determined by the Administrative Agent in its usual and customary manner for loans to broker-dealers by using pricing information with respect to such Pledged Eligible Asset available to the Administrative Agent from Intercontinental Exchange, Inc. or any of its Affiliates (including ICE Data Services Interactive), or such other pricing services selected by the Administrative Agent in its reasonable discretion (in each case at the time of determination).

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or results of operations of the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies of the Administrative Agent and the Lenders under the Credit Documents, taken as a whole or (c) the ability of the Borrower to perform its payment obligations under the Credit Documents.

“Material Subsidiary” means, at any date of determination, any Subsidiary (i) which, as of the last day of the most recently completed Measurement Period of the Borrower, contributed greater than five percent (5%) of gross revenue of the Borrower and its Subsidiaries on a consolidated basis for such Measurement Period or (ii) which contributed greater than five percent (5%) of total assets of the Borrower and its Subsidiaries on a consolidated basis as of such date; provided that, if at any time the aggregate amount of gross revenue or total assets attributable to all Subsidiaries that are not Material Subsidiaries exceeds ten percent (10%) of gross revenue of the Borrower and its Subsidiaries on a consolidated basis for any such Measurement Period or ten percent (10%) of total assets of the Borrower and its Subsidiaries on a consolidated basis as of the end of any such Measurement Period, the Borrower shall promptly (and in any event within thirty (30) days of becoming aware of such excess) designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

“Maturity Date” means March 22, 2024 (or if such date is not a Business Day, the immediately preceding Business Day).

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“Measurement Period” means, except as otherwise expressly provided herein, each period of four consecutive fiscal quarters of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a)(ii) or (iii).

“Minimum TNW” means, at any time, $1,828,257,603.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” means a multiemployer plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years has made or been obligated to make contributions, or has any liability.

“Net Capital” of any Person means the net capital as shown on line 3750 of the FOCUS- II Report for such Person.

“Net Cash Proceeds” means in connection with any issuance or sale of Equity Interests, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, auditor fees, printer fees, SEC filing fees, brokerage fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.20(b).

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Not Otherwise Applied” means in respect of any amount, such amount has not previously been (and is not currently being) applied to any other use or transaction.

“Notes” means the collective reference to any promissory note evidencing Loans.

“NSCC” means the National Securities Clearing Corporation.

“NSCC Collateral Account” has the meaning assigned to such term in the definition of “Eligible NSCC Margin Deposits”.

“NSCC Deposit Requirements” means cash collateral requirements established by NSCC in connection with securities clearing services provided by NSCC, as such requirements may be adjusted from time to time.

“NSCC Margin Deposits” means deposits made by the Borrower with NSCC in connection with securities clearing services provided to it by NSCC, as such requirements may be adjusted from time to time.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligation” means, with respect to any Person, any payment or other obligation or liability of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Credit Documents includes the obligation to pay principal, interest, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by the Borrower under any Credit Document.

“Ordinary Course Payment Obligations” means (i) liabilities payable to brokers, dealers, clearing organizations, clients and correspondents, and liabilities in respect of securities sold but not yet purchased, in each case incurred in the ordinary course of the “broker-dealer” business of the Borrower and its Broker-Dealer Subsidiaries, including the provision of margin for forward, future, option, swap, repurchase or similar transactions, the making of advances to customers, the establishment of performance or surety bonds or guarantees, (ii) accounts payable and accrued liabilities in the ordinary course of business, (iii) notes, bills and checks presented in the ordinary course of business by such Person to banks for collection or deposit and (iv) all obligations of the Borrower or any Subsidiary of the character referred to in this definition to the extent owing to the Borrower or any of its Subsidiaries; provided that “Ordinary Course Payment Obligations” shall not, under any circumstances, include Obligations that would either (1) represent Debt for Borrowed Money or (2) contribute to regulatory capital.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising solely from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” mean any present or future stamp, court, documentary, intangible, recording, filing or similar excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.20(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Participant” has the meaning set forth in Section 9.04(b)(vi).

“Participant Register” has the meaning set forth in Section 9.04(b)(vi).

“Patriot Act” has the meaning set forth in Section 9.14.

“Payment” has the meaning assigned to such term in Section 8.06(c).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Collateral Liens” means (a) Liens securing the payment of Taxes, assessments and governmental charges or levies to the extent not yet due or otherwise not required to be paid, (b) solely to the extent permitted under the applicable Control Agreement (as defined in the Security Agreement), banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary, in each case granted in the ordinary course of business, (c) other Liens which arise by operation of law, and not as a result of any default; provided that in each case such Liens do not materially interfere with the Borrower’s use of the Pledged Eligible Assets, materially lessen the value of the Pledged Eligible Assets as Collateral or impair the Lien held by the Administrative Agent and (d) Liens in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Permitted Encumbrances” means such of the following:

(a) Liens for unpaid utilities and for Taxes, assessments and governmental charges or levies to the extent not yet due or otherwise not required to be paid under Section 5.01(c);

(b) Liens imposed by law, such as landlords’, materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings;

(c) [reserved];

(d) pledges and deposits to secure the performance of bids, trade contracts and leases (other than Debt For Borrowed Money), statutory or regulatory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) Liens securing judgments for the payment of money not constituting an Event of Default under Section 6.01(g) or securing appeal or other surety bonds related to such judgments;

(f) easements, rights of way, covenants, zoning, use restrictions and other encumbrances on title to real property and title defects or irregularities that do not in, the aggregate, interfere in any material respect with the ordinary conduct of the business of Borrower or any of the Subsidiaries;

(g) any interest or title of a lessor, sublessor, licensee or licensor under any operating lease or license agreement entered into in the ordinary course of business and not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(h) banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary, in each case granted in the ordinary course of business;

(i) Liens arising by virtue of precautionary Uniform Commercial Code financing statement filings or precautionary personal property security financing statements (or similar filings under applicable law) regarding operating leases, in each case, entered into in the ordinary course of business;

(j) Liens created by or resulting from any litigation or legal proceedings which are being contested in good faith by the Borrower or which involve claims against the Borrower that would not otherwise result in an Event of Default;

(k) pledges and deposits to secure (or in lieu of) any surety, stay, appeal or customs bonds and other obligations of a like nature (other than Debt For Borrowed Money);

(l) Liens incurred in the ordinary course related to the settlement of securities transactions;

(m) [reserved];

(n) Liens solely on any cash earnest money deposits made by the Borrower or any Subsidiary in connection with any letter of intent or purchase agreement relating to an acquisition or third party Investment permitted hereunder;

(o) any option or other agreement to purchase any asset of the Borrower or any Subsidiary, the purchase, sale or other disposition of which is not prohibited by Section 5.03(e);

(p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any other Subsidiary in the ordinary course of business and permitted by this Agreement;

(q) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(r) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(s) Liens on premium refunds granted in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums;

(t) (i) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits made in the ordinary course of business securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits made in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary; and

(u) Liens in favor of the applicable trustee on amounts deposited into escrow in connection with the redemption, defeasance or satisfaction and discharge of bonds, debentures, notes or similar instruments to the extent such redemption, defeasance or satisfaction and discharge is permitted hereunder;

provided that, notwithstanding the foregoing, except as expressly set forth in the definition of Permitted Collateral Liens, Permitted Encumbrances will not encumber any Collateral.

“Permitted Holders” means, at any time, each of (i) Baiju Bhatt, Vladimir Tenev, Index Ventures, New Enterprise Associates, Ribbit Capital, DST Global, Greenoaks Capital Partners, Thrive Capital, Susa Ventures, Iconiq Capital and Sequoia Capital, (ii) any family members of any natural person listed in subclause (i), (iii) any Affiliates and funds affiliated with any entities listed in subclause (i), (iv) any trusts for the benefit of, and controlled by, any natural person listed in subclauses (i) or (ii) and any family charitable foundations over which any natural person listed in subclauses (i) or (ii) has direction and (v) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 or any successor provision) the members of which include any of the Persons listed in subclause (i); provided that in the case of clause (v), Persons in clauses (i)-(iv) control a majority of the voting securities of such “group”.

“Permitted Sale Leasebacks” means any Sale Leaseback with respect to the sale, transfer or disposition of property consummated by the Borrower or any of its Subsidiaries after the Effective Date; provided that any such Sale Leaseback (a) is not between the Borrower and a Subsidiary and (b) is, in each case, consummated for fair market value as determined at the time of consummation in good faith by the Borrower or such Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, limited liability limited partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (as defined in Section 3(2) of ERISA) (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means of 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Pledged Eligible Assets” means Eligible Assets that have been pledged to the Administrative Agent for the benefit of the Lenders to secure the obligations of the Borrower in respect of Tranche A Loans pursuant to the terms of the Security Agreement and that are reflected in DTC’s record system for maintaining DTC participant accounts as being pledged to the Administrative Agent.

“Post-Petition Interest” has the meaning set forth in Section 7.06(b).

“Proprietary Trading” means, with respect to the Borrower or any Subsidiary, engaging as a principal for such Person’s own account (and, for the avoidance of doubt, not on behalf of a customer) in any transaction to purchase or sell, or otherwise acquire or dispose of, any security, any derivative, any contract of sale of a commodity for future delivery, any option on any such security, derivative, or contract, or any other security or financial instrument, other than ordinary course transactions consistent with the past practice of the Borrower as of the Effective Date, including purchasing and selling treasury securities for segregated funds accounts, buying and selling Securities to award to customers in the ordinary course, selling out customers that default on loans, buying in Securities that were not returned in Securities lending transactions and buying and selling Securities to account for fractional shares purchased by customers.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 9.17.

“Qualified Equity Interests” means Equity Interests other than Disqualified Equity Interests.

“Qualified Synthetic ETF” means a synthetic exchange-traded fund that (x) is not a levered exchange-traded fund and (y) has not entered into any derivative transaction with a counterparty other than a financial market utility that has been designated by the Financial Stability Oversight Council as systemically important under Title VIII of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (it being understood that with respect to the preceding clauses (x) and (y), the Administrative Agent may rely on a certification of the Borrower).

“Recipient” means, as applicable, (a) the Administrative Agent and (b) any Lender.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is Daily Simple SOFR, the day of the applicable borrowing, as published the immediately succeeding Business Day or (2) if such Benchmark is not Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refunded Swingline Loans” has the meaning set forth in Section 2.05(c).

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Regulation D” means Regulation D of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof.

“Regulations” means Regulation D, Regulation T, Regulation U and Regulation X.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective controlling persons, directors, officers, employees, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Repo Agreement” means any of the following: repurchase agreements, reverse repurchase agreements, sell buy backs and buy sell backs agreements, securities lending and borrowing agreements and any other agreement or transaction similar to those referred to above in this definition, in each case in the ordinary course of business and incidental to servicing customers.

“Required Lenders” means, subject to Section 2.21, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 6.01 or the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time, provided that, solely for purposes of declaring the Loans to be due and payable pursuant to Section 6.01, the Unfunded Commitment of each Lender shall be deemed to be zero and (b) for all purposes after the Loans become due and payable pursuant to Section 6.01 or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 50% of the sum of the Total Revolving Credit Exposure.

“Reserve Account” has the meaning assigned to such term in the definition of “Eligible Funds”.

“Reserve Formula” means the FORMULA FOR DETERMINATION OF CUSTOMER ACCOUNT RESERVE REQUIREMENTS OF BROKERS AND DEALERS UNDER RULE 15C3-3 set forth in the FOCUS-II Report of the Borrower.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payments” has the meaning assigned to such term in Section 5.03(f).

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of (a) the outstanding principal amount of such Lender’s Revolving Loans at such time and (b) the Lender’s Applicable Percentage of the outstanding principal amount of Swingline Loans then outstanding.

“Revolving Loan” means a Loan made pursuant to Section 2.03.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Borrower or any of its Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed of.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council or other relevant sanctions authority having jurisdiction over the Borrower or any of its Subsidiaries, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council or other relevant sanctions authority having jurisdiction over the Borrower or any of its Subsidiaries.

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Party” means the Administrative Agent, each Lead Arranger and each Lender (including, for the avoidance of doubt, the Swingline Lender).

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, certificated or uncertificated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Security Agreement” means the Security Agreement dated as of April 16, 2021, among the Borrower and the Administrative Agent, for the benefit of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

“Security Documents” means the collective reference to the Security Agreement and all other security documents (including control agreements) hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the Obligations and other liabilities of the Borrower under any Credit Document.

“Short-Term Funding Rate” means, for any day, a rate per annum equal to the greatest of (i) the Adjusted Daily Simple SOFR Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day), (ii) the Federal Funds Effective Rate in effect on such day and (iii) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that, notwithstanding the rate calculated in accordance with the foregoing, at no time shall the Short-Term Funding Rate be less than zero.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of the Borrower or any ERISA Affiliate and no Person other than the Borrower and the ERISA Affiliates or (b) was so maintained and in respect of which the Borrower or any ERISA Affiliate could reasonably have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means, with respect to any Person, means that as of the date of determination, (a) the fair value of the assets of such Person, at a fair valuation, is greater than the total amount of liabilities (including contingent liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liabilities on such Person’s then existing debts as they become absolute and due considering all financing alternatives, ordinary operating income and potential asset sales reasonably available to such Person; (c) such Person does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted as of such date of determination and proposed to be conducted following such date; and (d) such Person will be able to pay its debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subordinated Debt” means Debt which (i) qualifies as the Borrower’s regulatory capital calculated in accordance with Rule 15c3-1 of the Securities Exchange Act, (ii) is unsecured, (iii) is owed to Holdco and (iv) is subordinated in right of payment to the prior payment of the Obligations of the Borrower pursuant to subordination provisions reasonably acceptable to the Administrative Agent (which shall include the subordination provisions required pursuant to Rule 15c3-1(d) of the Securities Exchange Act).

“Subordinated Obligations” has the meaning set forth in Section 7.06.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, limited partnership, limited liability limited partnership, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture, limited liability company, limited partnership or limited liability limited partnership or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Supermajority Lenders” means, (a) at any time prior to the earlier of the Loans becoming due and payable pursuant to Section 6.01 or the Commitments terminating or expiring, Lenders having Revolving Credit Exposures and Unfunded Commitments representing more than 66.67% of the sum of the Total Revolving Credit Exposure and Unfunded Commitments at such time and (b) for all purposes after the Loans become due and payable pursuant to Section 6.01 or the Commitments expire or terminate, Lenders having Revolving Credit Exposures representing more than 66.67% of the sum of the Total Revolving Credit Exposure.

“Supported QFC” has the meaning assigned to it in Section 9.17.

“Surviving Debt” means Debt of any Subsidiary of the Borrower, other than Debt of the type permitted under Section 5.03(b)(x), outstanding on the Effective Date.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the sum of (a) its Applicable Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of any Lender that is a Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of any Lender that is a Swingline Lender, the aggregate principal amount of all Swingline Loans made by such Lender outstanding at such time, less the amount of participations funded by the other Lenders in such Swingline Loans.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loans” has the meaning set forth in Section 2.04(a).

“Swingline Participation Amount” has the meaning set forth in Section 2.05(d).

“Swingline Subcommitment” means $400,000,000.

“Syndication Agent” means BMO Harris Bank N.A.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

“Target” has the meaning set forth in Section 5.03(g)(iv).

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Regulatory Capital” means, as of any date of determination, the Borrower’s Total Regulatory Capital as shown on line 3530 of the Borrower’s most recent FOCUS-II Report.

“Total Revolving Credit Exposure” means, at any time, the sum of (a) the outstanding principal amount of all Revolving Loans at such time and (b) the total Swingline Exposure at such time.

“Tranche A Loans” means any Loans which are secured by Pledged Eligible Assets.

“Tranche B Limit” means, at any time, an amount equal to 80% of the excess, if any, of (i) the Eligible NSCC Margin Deposits at such time over (ii) $250,000,000.

“Tranche B Limit Notice” has the meaning assigned to it in Section 2.03(a).

“Tranche B Loans” means any Loans the purpose and use of which is to satisfy NSCC Deposit Requirements.

“Tranche C Collateral Account” has the meaning assigned to it in Section 2.12(f).

“Tranche C Limit” means the maximum amount of cash, determined at the time of each Borrowing of Tranche C Loans, that, after giving pro forma effect to the applicable Tranche C Loan Borrowing and the application of proceeds (as it relates to the replacement of a “credit” in the Reserve Formula), the Borrower would be permitted to withdraw from the Reserve Account (and not otherwise be subject to any segregation requirement) pursuant to the Reserve Formula if such Reserve Formula were recalculated at such time.

“Tranche C Limit Notice” has the meaning assigned to it in Section 2.03(a)

“Tranche C Loans” means any Loans the purpose and use of which is to satisfy reserve requirements under Rule 15c3-3 of the Securities Exchange Act, whether by making an additional deposit to the account of the Borrower or reducing “credits” in the Reserve Formula such that a simultaneous pro forma calculation of the Reserve Formula would permit withdrawal from one or more Reserve Accounts of an amount sufficient to repay such loan.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Loans, Tranche B Loans or Tranche C Loans.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the FCA, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Commitment” means, with respect to each Lender, the Commitment of such Lender less its Revolving Credit Exposure.

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code or any successor provision thereof (or similar code or statute) of another jurisdiction.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” has the meaning assigned to it in Section 9.17.

“U.S. Tax Certificate” shall have the meaning set forth in Section 2.18(f)(ii)(D).

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Tranche A Loan”, a “Tranche B Loan” or a “Tranche C Loan”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, replaced, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, replacements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. All terms of an accounting or financial nature shall be construed, and all computations of amounts and ratios shall be made without giving effect to any treatment of indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Staff Position APB 14-1 to value any such indebtedness in a reduced or bifurcated manner as described therein, and such indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding any other provision contained herein, all computations of amounts and ratios referred to in this Agreement shall be made without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any of its Subsidiaries at “fair value” as defined therein.

Section 1.05 [Reserved].

Section 1.06 Statement or Certificate by any Officer. Any reference in this Agreement to a statement of or made by any officer of the Borrower or a certificate from any officer of the Borrower shall mean a statement or certificate made or executed by such officer solely in such Person’s capacity as an officer thereof and not in any individual or personal capacity of any kind.

Section 1.07 [Reserved].

Section 1.08 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.09 [Reserved].

Section 1.10 Calculations. Notwithstanding anything in this Agreement or any Credit Document to the contrary the Borrower may rely on more than one basket or exception hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction.

Section 1.11 Discontinued Operations. Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations until such disposition shall have been consummated.

Section 1.12 Bridge Loans. For purposes of determining the maturity date of any Indebtedness, customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would automatically either be extended as, converted into or required to be exchanged for, permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged.

Section 1.13 Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.15(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

The Credits

Section 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans denominated in dollars to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result (after giving effect to any application of the proceeds of such Borrowing pursuant to Section 2.10) in (i) such Lender’s Revolving Credit Exposure (including such Lender’s Applicable Percentage of the aggregate principal amount of Swingline Loans then outstanding) exceeding such Lender’s Commitment, (ii) the Total Revolving Credit Exposures exceeding the total Commitments, (iii) the aggregate amount of outstanding Tranche A Loans exceeding the aggregate Loan Value of the Pledged Eligible Assets, (iv) the aggregate amount of outstanding Tranche B Loans exceeding the Tranche B Limit or (v) the aggregate amount of outstanding Tranche C Loans exceeding the Tranche C Limit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay, in whole or in part, and reborrow Revolving Loans.

Section 2.02 Loans and Borrowings.

(a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Each Revolving Loan shall be a Tranche A Loan, a Tranche B Loan, a Tranche C Loan or a combination thereof. Each Borrowing shall be comprised entirely of Short-Term Funding Rate Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Upon receipt of any Borrowing Request from the Borrower in accordance with Section 2.03(a), the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office promptly, but in any event prior to 5:00 P.M., New York City time, on the Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent. Such borrowing (or, in the case of a borrowing of Tranche A Loans, the portion thereof which is covered by the aggregate Loan Value of the Pledged Eligible Assets) will then be made available to the Borrower by the Administrative Agent by its transferring the aggregate amount made available to the Administrative Agent by the Lenders (or the relevant portion thereof) and in like funds as received by the Administrative Agent to a settlement bank for the Borrower or to DTC or NSCC or otherwise as directed by the Borrower, in either case on behalf of the Borrower and as directed by it.

(c) Each Borrowing shall be in an aggregate amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

Section 2.03 Requests for Borrowings.

(a) The Borrower may borrow Revolving Loans during the Availability Period on any Business Day, provided that the Borrower shall deliver to the Administrative Agent, no later than 4:00 P.M., New York City time, on the requested Borrowing Date, (i) irrevocable notice in substantially the form of Exhibit D hereto (a “Borrowing Request”), specifying (A) the amount of Revolving Loans to be borrowed, (B) whether such Loans are to be Tranche A Loans, Tranche B Loans or Tranche C Loans, or a combination thereof and (C) the requested Borrowing Date and (ii) in the case of Tranche B Loans, a notice substantially in the form of Exhibit G (a “Tranche B Limit Notice”) detailing the Tranche B Limit (which shall include a calculation of the Borrower’s NSCC Deposit Requirement and customary NSCC notices and certificates), after giving effect to the borrowing of the Tranche B Loans requested thereby and application of the proceeds thereof as Eligible NSCC Margin Deposits (which shall not be less than the aggregate principal amount of the Tranche B Loans to be outstanding after giving effect to the Tranche B Loans requested in the related Borrowing Request) and (iii) in the case of Tranche C Loans, a notice substantially in the form of Exhibit H (a “Tranche C Limit Notice”) detailing the Tranche C Limit, after giving effect to the borrowing of the Tranche C Loans requested thereby and application of the proceeds thereof (which shall not be less than the aggregate principal amount of the Tranche C Loans to be outstanding after giving effect to the Tranche C Loans requested in the related Borrowing Request).

(b) In connection with each Tranche A Borrowing, and in any event prior to 4:00 p.m., New York City time, on the requested date of such Borrowing, the Borrower shall also instruct DTC to reflect in the DTC’s record system for maintaining DTC participant accounts the Pledged Eligible Assets as being pledged to the Administrative Agent. For the avoidance of doubt, Tranche A Loans must be designated by the Borrower as a “customer bank loan” and qualify as a Customer Bank Loan under Rule 15c3-3 and Regulation T.

(c) On each date that a Revolving Loan is made, the Borrower shall first repay all of its Swingline Loans then outstanding with the proceeds of any such Borrowing (it being understood that if the proposed Borrowing is not the same Type as the outstanding Swingline Loan, the Borrower will request an additional concurrent Borrowing of Revolving Loans of the same Type as such Swingline Loan in an amount sufficient to repay such Swingline Loan).

Section 2.04 Swingline Loans.

(a) Subject to the terms and conditions hereof, the Swingline Lender agrees to make a portion of the credit otherwise available to the Borrower under the Commitments from time to time during the Availability Period by making swing line loans (“Swingline Loans”) to the Borrower; provided that (i) the Borrower shall not use the proceeds of any Swingline Loan to refinance or repay any outstanding Swingline Loan and (ii) the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loans if, after giving effect to the making of such Swingline Loans, the aggregate amount of the Available Commitments would be less than zero; provided, however, that (i) no Swingline Loan shall be made to the extent the aggregate unpaid principal amount of all Loans would exceed the aggregate amount of the Lenders’ Commitments, (ii) no Swingline Loan shall be made to the extent the aggregate principal amount of outstanding Swingline Loans would exceed the Swingline Subcommitment, (iii) no Swingline Loan shall be made to the extent the aggregate principal amount of outstanding Swingline Loans and the Swingline Lender’s Applicable Percentage of outstanding Loans would exceed the Commitments of the Swingline Lender, (iv) no Swingline Loan that is a Tranche A Loan shall be made to the extent that the aggregate unpaid principal amount of all Tranche A Loans would exceed the aggregate Loan Value of the Pledged Eligible Assets, (v) no Swingline Loan that is a Tranche B Loan shall be made to the extent that the aggregate principal amount of all Tranche B Loans would exceed the Tranche B Limit and (vi) no Swingline Loan that is a Tranche C Loan shall be made to the extent that the aggregate principal amount of all Tranche C Loans would exceed the Tranche C Limit. During the Availability Period, the Borrower may borrow, repay the Swingline Loans in whole or in part and reborrow, all in accordance with the terms and conditions hereof.

(b) The Borrower shall repay to the Swingline Lender the then unpaid principal amount of any Swingline Loans on the earlier of the Maturity Date and the fourth Business Day after such Swingline Loans are made.

(c) Any Swingline Loans will (i) reduce the amount of the Lenders’ Commitments available during such time such Swingline Loans are outstanding on a dollar-for-dollar basis and (ii) reduce the amount of the Commitments of the Swingline Lender available during such time such Swingline Loans are outstanding on a dollar-for-dollar basis.

Section 2.05 Procedure for Swingline Borrowing; Refunding of Swingline Loans.

(a) The Borrower may borrow Swingline Loans during the Availability Period on any Business Day, provided that the Borrower shall deliver to the Administrative Agent, no later than 4:00 P.M., New York City time, on the requested Borrowing Date, (i) a Borrowing Request specifying (A) the amount of Swingline Loans to be borrowed, (B) whether such Loans are to be Tranche A Loans, Tranche B Loans or Tranche C Loans or a combination thereof and (C) the requested Borrowing Date (which shall be a Business Day during the Availability Period) and (ii) in the case of Tranche B Loans, a Tranche B Limit Notice; and in the case of Tranche C Loans, a Tranche C Limit Notice. The Borrowing Request, Tranche B Limit Notice or Tranche C Limit Notice, as applicable, shall be delivered by electronic transmission (with any such transmission deemed delivered upon receipt by the Borrower of a transmission confirmation) to the Administrative Agent at the addresses set forth in Section 9.01. If the Borrower delivers to the Administrative Agent, later than 4:00 P.M., New York City time, but no later than 5:00 P.M., New York City time, on the requested Borrowing Date, (i) a Borrowing Request satisfying the conditions specified in the immediately preceding sentence and (ii) in the case of Tranche B Loans, a Tranche B Limit Notice and in the case of Tranche C Loans, a Tranche C Limit Notice, then the Swingline Lender will use commercially reasonable efforts to fund such Swingline Loan on the requested Borrowing Date; provided that, for the avoidance of doubt, the Swingline Lender shall have no commitment to fund any Swingline Loans with respect to a Borrowing Request delivered after 4:00 P.M., New York City time. The Swingline Lender will use commercially reasonable efforts to fund all requested Swingline Loans within one hour of receipt of a Borrowing Request, subject to the satisfaction of each condition to the borrowing of Swingline Loans.

(b) Each borrowing of Swingline Loans shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be made by the Swingline Lender. The Swingline Lender shall make available to the Administrative Agent an amount in immediately available funds equal to the amount of such Swingline Loans to be made by the Swingline Lender. The Administrative Agent shall make the proceeds of such Swingline Loan (or, in the case of a Borrowing of Swingline Loans that are Tranche A Loans, the portion thereof which is covered by the aggregate available Loan Value of the Pledged Eligible Assets as calculated by the Administrative Agent pursuant to Section 2.4(a)) available to the Borrower on such Borrowing Date by its transferring the aggregate amount made available to the Administrative Agent by the Swingline Lender and in like funds as received by the Administrative Agent to a settlement bank for the Borrower or to DTC or NSCC or otherwise as directed by the Borrower, in each case on behalf of the Borrower and as directed by it.

(c) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), on notice given by the Swingline Lender on any Business Day no later than 4:00 P.M., New York City time to the Administrative Agent, which will in turn promptly notify each Lender, request each Lender to make, and each Lender hereby agrees to make, a Revolving Loan, in an amount equal to such Lender’s Applicable Percentage of the aggregate amount of the Swingline Loans (the “Refunded Swingline Loans”) outstanding on the date of such notice, to repay the Swingline Loan (it being understood that each Swingline Loan shall be deemed to be the same Type as the Revolving Loan it refinances). Each Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds promptly, but in any event prior to 5:00 P.M., New York City time, on the date of such notice. The proceeds of such Revolving Loans shall be immediately made available by the Administrative Agent to the Swingline Lender on a ratable basis for application by the Swingline Lender to the repayment of the Refunded Swingline Loans. The Borrower irrevocably authorizes the Swingline Lender to charge the Borrower’s accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swingline Loans.

(d) If prior to the time a Revolving Loan would have otherwise been made pursuant to Section 2.05(c), one of the events described in Section 8.01(f) shall have occurred and be continuing with respect to the Borrower or if for any other reason, as determined by the Swingline Lender in its sole discretion, Revolving Loans may not be made as contemplated by Section 2.05(c), each Lender shall, on the date such Revolving Loan was to have been made pursuant to the notice referred to in Section 2.05(c), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Administrative Agent for distribution to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to (i) such Lender’s Applicable Percentage times (ii) the sum of the aggregate principal amount of Swingline Loans then outstanding that were to have been repaid with such Revolving Loans. On each date that a Revolving Loan is made, the Borrower shall first repay all of its Swingline Loans then outstanding with the proceeds of any such Borrowing (it being understood that if the proposed Borrowing is not the same Type as the outstanding Swingline Loan, the Borrower will request an additional concurrent Borrowing of Revolving Loans of the same Type as such Swingline Loan in an amount sufficient to repay such Swingline Loan).

(e) Whenever, at any time after the Swingline Lender has received from any Lender such Lender’s Swingline Participation Amount in respect of the Swingline Loans made by the Swingline Lender, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Lender through the Administrative Agent its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans by the Swingline Lender then due); provided, however, that in the event that such payment received by the Swingline Lender is required to be returned, such Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(f) Each Lender’s obligation to purchase participating interests pursuant to this Section 2.05 shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article IV, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Credit Document by the Borrower or any other Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 2.06 [Reserved].

Section 2.07 Funding.

(a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 5:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds (for the avoidance of doubt, the Administrative Agent shall not be required to fund on behalf of any other Lender if such Lender does not fund in accordance with the times set forth herein), to an account of the Borrower maintained with the Administrative Agent in New York City or such other account of the Borrower designated by the Borrower in the applicable Borrowing Request.

(b) Unless the Administrative Agent shall have received notice from a Lender not later than one Business Day prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph

(a) of this Section and may, in its sole discretion, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to Short-Term Funding Rate Loans. If such Lender pays such amount to the Administrative Agent, then (x) such amount shall constitute such Lender’s Loan included in such Borrowing, and (y) if the Borrower has also paid such amount, such amount (excluding, for the avoidance of doubt, any interest paid pursuant to clause (ii) above) shall be promptly (and in any event within one Business Day) refunded to the Borrower. Nothing in this Section 2.07(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08 [Reserved].

Section 2.09 Termination and Reduction of Commitments.

(a) The Borrower shall have the right, upon not less than one Business Day’s notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any concurrent prepayments of the Revolving Loans and Swingline Loans, (a) the Total Revolving Credit Exposures would exceed the total Commitments or (b) any Lender’s Revolving Credit Exposure would exceed such Lender’s Commitment. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple of $1,000,000 in excess thereof, and shall reduce permanently the Commitments then in effect.

(b) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(c) Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other indebtedness or any other specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.10 Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent (i) for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) for the account of the Swingline Lender the then unpaid principal amount of any Swingline Loans on the earlier of the Maturity Date and the fourth Business Day after such Swingline Loans are made, as set forth in Section 2.04(b).

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made to the Borrower hereunder and the Type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached as Exhibit E hereto or in another form approved by the Administrative Agent.

Section 2.11 Voluntary Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time prior to 4:00 P.M., New York City Time, on any Business Day, to prepay any Borrowing without penalty or premium of any kind, in whole or in part, upon irrevocable notice (subject to clause (b) below) delivered to the Administrative Agent no later than 1:00 P.M., New York City time, on the date of such prepayment, which notice shall specify the date and amount of prepayment and whether the prepayment is of Tranche A Loans, Tranche B Loans or Tranche C Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Partial prepayments of Swingline Loans shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Interest will accrue on such amount being prepaid until the next business day if such payment is received after 4:00 p.m., New York City time.

(b) Each notice of prepayment shall be irrevocable; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other indebtedness or any other specified event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing; provided that any outstanding Swingline Loans shall be repaid prior to the prepayment of any Revolving Loans. Prepayments shall be accompanied by the payment of accrued and unpaid interest.

Section 2.12 Calculation of Loan Value; Mandatory Prepayments; Releases.

(a) With respect to each Pledged Eligible Asset, Loan Value shall be determined at 6:00 P.M., New York City time, on each Business Day; provided, that, if any Pledged Eligible Asset is added to the Collateral or ceases to constitute a Pledged Eligible Asset, the Loan Value of each Pledged Eligible Asset shall also be determined as of the time (or approximately as of such time) of such addition and/or cessation. If at any time the sum of the unpaid principal balance of the Tranche A Loans then outstanding shall be in excess of the aggregate Loan Value of the Pledged Eligible Assets (a “Deficiency”), the Borrower shall, following written demand from the Administrative Agent, either, (A) deliver additional Pledged Eligible Assets no later than the later of 6:00 P.M., New York City time, on the date of such demand (if such demand is delivered to the Borrower by 11:00 A.M., New York City time, on such Business Day), or, otherwise, 6:00 P.M., New York City time, on the following Business Day so that the aggregate Loan Value of the Pledged Eligible Assets is at least equal to the principal balance of the Tranche A Loans outstanding or (B) pay to the Administrative Agent for the account of the Lenders not later than no later than 4:00 P.M., New York City time, on the date such Deficiency occurred (if such demand is delivered to the Borrower by 11:00 A.M., New York City time, on such Business Day), or, otherwise, by 4:00 P.M., New York City time, on the following Business Day the amount of such Deficiency as a mandatory prepayment on such Tranche A Loans.

(b) At or prior to 10:00 A.M., New York City time, on each Business Day on which any Tranche B Loans shall remain outstanding, the Borrower shall deliver to the Administrative Agent a Tranche B Limit Notice as of the close of business on the previous Business Day. In the event that the aggregate principal amount of outstanding Tranche B Loans exceeds the Tranche B Limit, the Borrower shall, on such Business Day, prepay Tranche B Loans in an amount sufficient to cure such deficiency.

(c) At or prior to 10:00 A.M., New York City time, on the next Business Day following each calculation of the Reserve Formula or any other 15c3-3 reserve calculation, if any Tranche C Loans shall remain outstanding, the Borrower shall deliver to the Administrative Agent a Tranche C Limit Notice as of such previous Business Day. In the event that the aggregate principal amount of outstanding Tranche C Loans exceeds the Tranche C Limit as set forth in the a Tranche C Limit Notice, the Borrower shall, on the Business Day on which such a Tranche C Limit Notice is delivered, prepay Tranche C Loans in an amount sufficient to cure such deficiency.

(d) Any Pledged Eligible Asset shall be released from the pledge thereof in favor of the Lenders promptly upon the request of the Borrower; provided that (i) no Default or Event of Default has occurred and is continuing at such time and (ii) a Deficiency would not be in existence after giving effect to such release and the receipt on the date of such release (and, for the avoidance of doubt, prior to such release) of any cash proceeds to be used for the prepayment of Tranche A Loans or additional Eligible Assets identified by the Borrower to be used as substitute Pledged Eligible Assets.

(e) The amount of any NSCC Margin Deposits deposited in an account subject to a deposit account control agreement constituting a Security Document in excess of the outstanding principal amount of Tranche B Loans shall be promptly distributed pursuant to the directions of the Borrower upon the request of the Borrower; provided that no (i) Default or Event of Default has occurred and is continuing at such time and (ii) any outstanding Tranche B Loans shall be prepaid prior to such distribution.

(f) The Borrower shall direct all funds that are withdrawn from the Reserve Account (and not otherwise subject to any segregation requirement) to an account maintained by the Borrower subject to a customary deposit account control agreement constituting a Security Document (any such account, a “Tranche C Collateral Account”). The amount of any proceeds of Eligible Funds deposited in a Tranche C Collateral Account in excess of the outstanding principal amount of Tranche C Loans shall be promptly distributed pursuant to the directions of the Borrower upon the request of the Borrower; provided that (i) no Default or Event of Default has occurred and is continuing at such time and (ii) any outstanding Tranche C Loans shall be prepaid prior to such distribution.

(g) Any prepayment made pursuant to this Section 2.12 shall be accompanied by a notice delivered to the Administrative Agent specifying the date and amount of such prepayment and whether such prepayment is of Tranche A Loans, Tranche B Loans or Tranche C Loans.

Section 2.13 Fees.

(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the daily amount of the unused Commitment (provided that, in calculating the unused Commitment, the aggregate principal amount of Swingline Loans then outstanding shall be deemed to be zero) of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears on the last day of the applicable month and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) [Reserved].

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in dollars in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

Section 2.14 Interest.

(a) Each Loan (including each Swingline Loan) shall bear interest at the Short-Term Funding Rate plus the Applicable Rate.

(b) [Reserved].

(c) If at any time after the occurrence and during the continuance of any Event of Default under Section 6.01, any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest (in the case of any unpaid fee or other amount payable by the Borrower hereunder (other than principal of or interest on any Loan), upon election of the Required Lenders), after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to Short-Term Funding Rate Loans as provided in paragraph (a) of this Section.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Any change in the interest rate on a Loan shall become effective as of the opening of business on the day on which such change becomes effective. The Short-Term Funding Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.15 Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d) and (e) of this Section 2.15, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR Rate or Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that at any time, the Adjusted Daily Simple SOFR Rate will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist or a Benchmark Replacement is implemented, the component of the Short-Term Funding Rate based upon the Adjusted Daily Simple SOFR Rate will not be used in any determination of the Short-Term Funding Rate and the Applicable Rate shall be increased by 0.10%.

(b) Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Credit Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.15, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.15.

(e) During any Benchmark Unavailability Period, the component of the Short-Term Funding Rate based upon the then-current Benchmark will not be used in any determination of the Short- Term Funding Rate and the Applicable Rate shall be increased by 0.10%.

Section 2.16 Increased Costs.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, liquidity, capital adequacy or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Daily Simple SOFR Rate);

(ii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or participation therein; or

(iii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will within ten Business Days of written demand pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then such Lender shall promptly notify the Borrower in writing thereof, and from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Notwithstanding anything to the contrary provided in this Section 2.16, no Lender shall be entitled to request any payment or amount under this Section 2.16 unless such Lender is generally demanding payment in a consistent manner under comparable provisions of its agreements with similarly situated borrowers of similar credit quality.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower, shall include reasonable details for calculation of such amount or amounts and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to notify the Borrower or demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.17 [Reserved].

Section 2.18 Taxes.

(a) Each payment by the Borrower under any Credit Document shall be made without withholding for any Taxes, unless such withholding is required by any law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to withhold Taxes, then such Withholding Agent may so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding (including such withholding applicable to additional amounts payable under this Section 2.18), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.18, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) The Borrower shall severally indemnify each Recipient for any Indemnified Taxes that are paid or payable by such Recipient in connection with any Credit Document related to the Borrower (including amounts paid or payable under this Section 2.18) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.18(d) shall be paid within twenty (20) days after the Recipient delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by such Recipient and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e) Each Lender shall severally indemnify the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender, but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so, (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(b)(vi) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case that are paid or payable by the Administrative Agent in connection with any Credit Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant

Governmental Authority. The indemnity under this Section 2.18(e) shall be paid within twenty (20) days after the Administrative Agent delivers to the applicable Lender a certificate stating the amount of Taxes so paid or payable by the Administrative Agent. Such certificate shall be conclusive of the amount so paid or payable absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.18(f)(ii)(A) through (ii)(E) and Section 2.18(f)(iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense (or, in the case of a Change in Law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of such Lender. Upon the reasonable request of the Borrower or the Administrative Agent (or as otherwise required by applicable law), any Lender shall update any form or certification previously delivered pursuant to this Section 2.18(f). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so (or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so).

(ii) Without limiting the generality of the foregoing, any Lender with respect to the Borrower shall deliver to the Borrower and the Administrative Agent (in such number of copies reasonably requested by the Borrower and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed copies of whichever of the following is applicable:

(A) in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C) in the case of a Non-U.S. Lender for whom payments under any Credit Document constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W- 8BEN or W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit C (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected;

(E) in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Credit Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F) any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding Tax together with such supplementary documentation necessary to enable the Borrower or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld.

(iii) If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.18(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 2.18, it shall remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.18 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant Governmental Authority attributable thereto) to the Borrower, net of all out-of-pocket expenses of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Recipient, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant Governmental Authority. Nothing in this Section 2.18(g) shall interfere with the right of a Recipient to arrange its tax affairs in whatever manner it thinks fit nor oblige any Recipient to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or any other information relating to Taxes that it deems to be confidential or require any Recipient to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled. Notwithstanding anything to the contrary in this Section 2.18(g), in no event will any Recipient be required to pay any amount to any indemnifying party pursuant to this Section 2.18(g) if such payment would place such Recipient in a less favorable position (on a net after-Tax basis) than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(h) Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(i) For purposes of this Section 2.18, the term “applicable law” includes FATCA.

(j) Each party’s obligations under this Section 2.18 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the repayment of the Loans, the expiration or termination of the Commitments and the termination of this Agreement or any provision hereof.

Section 2.19 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment and prepayment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.16 or Section 2.18, or otherwise) prior to 4:00 p.m., New York City time, on the date when due, in immediately available funds, without set off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 383 Madison Avenue, New York, New York (or any successor primary office), except as expressly provided herein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) At any time that payments are not required to be applied in the manner required by Section 6.02, if at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant permitted hereunder. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment or prepayment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment or prepayment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any Loan or payment required to be made by it pursuant to Section 2.02, Section 2.05(c), Section 2.07(b), Section 2.19(d) or Section 9.03(d), then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

Section 2.20 Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender, is required to pay any Indemnified Taxes, or is required to indemnify any Lender pursuant to Section 2.18, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.16 or Section 2.18, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (x) any Lender requests compensation under Section 2.16, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender, is required to pay any Indemnified Taxes, or is required to indemnify any Lender pursuant to Section 2.18, (y) in connection with any proposed amendment, waiver or consent to this Agreement or any other Credit Document requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is not obtained being referred to herein as a “Non- Consenting Lender”) or (z) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender or Non-Consenting Lender, as applicable, and the Administrative Agent, require such Lender or such Non-Consenting Lender, as applicable, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.16) and obligations under this Agreement and the other Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (solely in its capacity as such) and the Swingline Lender which consent shall not unreasonably be withheld, (ii) such Lender or such Non-Consenting Lender, as applicable, shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.16 or payments required to be made pursuant to Section 2.18, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that (i) an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants), and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided that any such documents shall be without recourse to or warranty by the parties thereto.

Section 2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.13;

(b) the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders or the Supermajority Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each affected Lender;

(c) [reserved];

(d) if any Swingline Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of the Swingline Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is a Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Commitment; and

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent, prepay such Swingline Exposure;

(e) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VI or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder or under the other Credit Documents; second, to the payment of amounts owing by such Defaulting Lender to the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to satisfy potential future obligations of such Defaulting Lender to fund Loans and other obligations under this Agreement, in accordance with this Section; fifth, to the payment of any amounts owing to the Lenders (including, for the avoidance of doubt, the Swingline Lender) as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under the other Credit Documents; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under the other Credit Documents; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) the Borrower makes a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, then such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’s obligations corresponding to such Defaulting Lender’s Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

(f) so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and Swingline Exposure related to any newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.21(d)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the Effective Date and for so long as such event shall continue or (ii) the Swingline Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan unless the Swingline Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Swingline Lender and the Borrower each agree that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage. No adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender.

Section 2.22 Incremental Commitments.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, on one or more occasions, request Incremental Commitments in an additional aggregate principal amount not to exceed the Incremental Commitment Cap from one or more Incremental Lenders (which may include any existing Lender (each of which shall be entitled to agree or decline to participate in its sole discretion)) willing to provide such Incremental Commitments, as the case may be, in their own discretion; provided, that (i) each Incremental Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld, delayed or conditioned), the Swingline Lender (which approval shall not be unreasonably withheld, delayed or conditioned) and the Borrower (in its sole discretion) unless such Incremental Lender is an existing Lender, and (ii) each Incremental Commitment shall be on the same terms as the existing Commitments (except with respect to any underwriting, upfront or similar fees that may be agreed to among the Borrower and the Incremental Lenders providing such Incremental Commitments) and in all respects shall become a part of the Commitments hereunder on such terms; provided, that, with the consent of the Borrower, the Applicable Rate and Commitment Fee Rate applicable to the then existing Commitments shall automatically be increased (but in no event decreased) to the extent necessary to cause any Incremental Commitment to comply with this clause (ii). Such notice shall set forth (1) the amount of the Incremental Commitments being requested (which shall be in minimum increments of $1,000,000 and a minimum amount of $10,000,000 (or such lesser amount as the Administrative Agent may agree) or equal to the remaining Incremental Amount), (2) the aggregate amount of Incremental Commitments, which shall not exceed the Incremental Amount, and (3) the date on which such Incremental Commitments are requested to become effective (the “Increased Amount Date”). The Borrower shall have no obligation to offer any Lender the opportunity to participate in any Incremental Commitments.

(b) The Borrower and each Incremental Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement. Each of the parties hereto hereby agrees that upon the effectiveness of any Incremental Assumption Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to increase the Commitments by the amount of the Incremental Commitments evidenced thereby. Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s written consent (not to be unreasonably withheld) and furnished to the other parties hereto.

(c) Notwithstanding the foregoing, no Incremental Commitment shall become effective under this Section 2.22 unless (i) on the date of such effectiveness, the conditions set forth in paragraphs (b) and (c) of Section 4.02 shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by an Authorized Officer of the Borrower, and (ii) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates and documentation to the extent reasonably required by the Administrative Agent, and such additional documents and filings as the Administrative Agent may reasonably require to assure that the Loans in respect of Incremental Commitments are secured by the Collateral ratably with all other Loans.

(d) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure all Revolving Loans in respect of Incremental Commitments, when originally made, are included in each Borrowing of outstanding Revolving Loans on a pro rata basis.

ARTICLE III

Representations and Warranties

Section 3.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) The Borrower and each of its Subsidiaries (i) is a duly organized or formed, validly existing and (to the extent applicable in the jurisdiction of its formation) in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing (to the extent such concept exists) under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business as currently conducted requires such qualification, (iii) has all requisite corporate, limited liability company, partnership or other organizational power and authority and has all requisite Governmental Authorizations (including with respect to FINRA), in each case, to own or lease and operate its properties and to carry on its business as currently conducted, (iv) in the case of the Borrower and each Broker-Dealer Subsidiary, has obtained the Broker-Dealer Licenses and Memberships and Broker-Dealer Registrations that, in each case, are the licenses, memberships and registrations necessary in the normal conduct of its business and (v) is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property or to which the Borrower or such Subsidiary or any of its property is subject; except in each case referred to in clause (i) (other than with respect to the Borrower), (ii), (iii), (iv) or (v) to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) The execution, delivery and performance by the Borrower of each Credit Document, and the consummation of the financing transactions evidenced by each Credit Document to, are within the Borrower’s limited liability company powers, have been duly authorized by all necessary limited liability company or other organizational action, and do not (i) contravene the Borrower’s certificate of formation, limited liability company agreement, or other constituent documents, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority to which the Borrower is a party or subject, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any loan agreement, indenture, mortgage, deed of trust, material lease or other material contract or instrument binding on the Borrower, any of its Subsidiaries or any of their properties or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of the Borrower or any of its Subsidiaries (other than any Liens created hereunder), except with respect to any violation, conflict, breach, default or requirement referred to in clauses (ii) or (iii) to the extent that such violation, conflict, breach, default or requirement would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for the due execution, delivery and performance by, or enforcement against, the Borrower of any Credit Document to which it is a party or any extension of credit hereunder, except for (i) those Governmental Authorizations, notices and filings that have been duly obtained, taken, given or made, as applicable, and are in full force and effect and (ii) those Governmental Authorizations, notices and filings the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) This Agreement has been, and each other Credit Document when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement is, and each other Credit Document when delivered hereunder will be, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(e) There is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened in writing before any Governmental Authority (including FINRA) or arbitrator that (i) has a reasonable probability of being determined adversely and, if determined adversely, would reasonably be expected to have a Material Adverse Effect or (ii) as of the date hereof, purports to affect the legality, validity or enforceability of any Credit Document or the consummation of the financing transactions evidenced hereby and by the other Credit Documents.

(f) (i) The Annual Audited Report on Form X-17A-5 Part III of the Borrower for the fiscal years ended December 31, 2021, and December 31, 2022, including the audited statement of financial condition, statement of income, statement of cash flow and statement of changes in members’ equity (in each case including the related schedules and notes thereto) accompanied by an unqualified opinion of Ernst & Young LLP, independent public accountants, copies of which have been made available to each Lender, fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis (except as approved by the aforementioned firm of accountants and disclosed therein). The unaudited Financial and Operational Combined Uniform Single Reports on Form X-17A-5 of the Borrower as at January 31, 2023 and as at February 28, 2023, including the unaudited statement of financial condition, statement of income, and statement of changes in members’ equity for the fiscal period then ended fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date (subject to normal year end audit adjustments and the absence of footnotes), all in accordance with GAAP applied on a consistent basis (except as approved by the aforementioned firm of accountants and disclosed therein).

(ii) The Borrower’s Consolidated FOCUS-II Reports for each fiscal quarter of the fiscal year ended December 31, 2022, copies of which have been made available to each Lender, fairly present in all material respects the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis (except as approved by the aforementioned firm of accountants and disclosed therein).

(iii) Since December 31, 2022, no event, change or condition has occurred and is continuing that has had, or would reasonably be expected to have, a Material Adverse Effect with respect to the Borrower.

(g) The Borrower and each Broker-Dealer Subsidiary that (i) is a Domestic Subsidiary is a member in good standing of FINRA and is duly registered as a broker-dealer with the SEC and in each state where the conduct of a material portion of its business requires such registration and (ii) is not a Domestic Subsidiary is duly registered as a broker-dealer with the applicable governing body where the conduct of its business requires such registration. The Borrower is not subject to regulation under any requirement of law (other than Regulation X of the Board) that limits its ability to borrow Loans under the provisions hereof.

(h) The reports, financial statements, certificates or other written information (other than projections, pro forma financial information, financial estimates, forecasts, forward-looking information and information of a general economic or general industry nature) made available to the Administrative Agent, any Lead Arranger or any Lender by the Borrower or any of its representatives on the Borrower’s behalf in connection with the transactions contemplated hereby on or prior to the date that was one Business Day prior to the Effective Date do not (as of the date so furnished and taken as a whole and giving effect to any supplements and updates thereto) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(i)

(i) No proceeds of any Loan will be used for any purpose that violates the provisions of Regulation T, Regulation U or Regulation X, as in effect from time to time;

(ii) The Borrower is an “exempted borrower” within the meaning of such quoted term under Regulation U, and no part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for any purpose that violates the provisions of the Regulations; and

(iii) The Borrower shall use the proceeds of the Loans solely (A) to finance customer margin loans, (B) to fund clearing fund NSCC Margin Deposits requirements, (C) to address funding needs resulting from Rule 15c3-3 timing differences (including to avoid adding a “credit” for purposes of the Reserve Formula), (D) to facilitate settlements of securities of customers of the Borrower, (E) for financing the return of deposits received in connection with securities lending transactions, (F) to repay loans borrowed against customer re-hypothecated securities, (G) to meet liquidity needs associated with customer buying activity or customer withdrawal of credit balances and (H) to repay advances made, directly or indirectly, by Holdco with proceeds of loans or other extensions of credit under the Holdco Credit Agreement, in each case to the extent such loans or other extensions of credit under the Holdco Credit Agreement were used for a purpose described in the foregoing clauses (A) through (G).

(j) The Borrower is not, nor is the Borrower required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.

(k) (i) No ERISA Event has occurred or is reasonably expected to occur which would reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under all underfunded Plans (based on the assumptions used for purposes of Accounting Standards Codification Topic 715) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plans by an amount that would reasonably be expected to result in a Material Adverse Effect.

(ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Single Employer Plan, copies of which have been filed with the IRS and will be made available to the Lenders upon a written request to the Borrower, is complete and accurate in all material respects and fairly presents the funding status of such Single Employer Plan as of the date specified in such filing.

(l) Except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the operations and properties of the Borrower and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits; and (ii) neither the Borrower nor any of its Subsidiaries has become subject to, has received notice of any claim with respect to, or knows of any fact, event or circumstance that would reasonably be expected to result in Environmental Liability.

(m) The Borrower is a single member limited liability company, which is treated as a disregarded entity for U.S. federal income tax purposes. All tax effects of the Borrower’s income or loss are included in the tax returns of Holdco and, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Borrower, Holdco and each of their respective Subsidiaries (i) has filed, has caused to be filed or has been included in all federal and state and other Tax returns required to be filed by it and (ii) has paid all Taxes due, except for Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower, Holdco or such Subsidiary, as applicable, has set aside on its books adequate reserves.

(n) The Borrower maintains procedures and internal controls reasonably designed to ensure compliance with the provisions of Regulation T.

(o) The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption/Anti-Money Laundering Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and, to the knowledge of the Borrower, its employees and agents, are in compliance with applicable Anti- Corruption/Anti-Money Laundering Laws and applicable Sanctions in all material respects. None of (i) the Borrower, any of its Subsidiaries, any of their respective directors or officers or employees, or (ii) to the knowledge of the Borrower, any agent of the Borrower or any of its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Borrower will not directly or indirectly use proceeds of any Loan in a manner that will violate any applicable Anti-Corruption/Anti-Money Laundering Laws or applicable Sanctions.

(p) The Borrower is not an Affected Financial Institution.

(q) After giving effect to the Transactions, and the incurrence of any Obligations hereunder from time to time, the Borrower and its Subsidiaries on a Consolidated basis are Solvent.

(r) As of the Effective Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects.

(s) The Security Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Collateral described in the Security Agreement, when financing statements and other filings specified on Schedule 3.01(s) in appropriate form are filed in the offices specified on Schedule 3.01(s), the Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Security Agreement), in each case to the extent perfection can be obtained by filing Uniform Commercial Code financing statements or such other filings specified on Schedule 3.01(s), in each case prior and superior in right to any other person (other than Permitted Collateral Liens). In the case of the Collateral described in the Security Agreement a Lien on which can be perfected by control, when the Administrative Agent has control of such Collateral, the Security Agreement shall create a fully perfected Lien on, and security interest in such Collateral and the proceeds thereof, in each case prior and superior in right to any other Person (except for Permitted Collateral Liens), except to the extent otherwise provided in the Uniform Commercial Code.

ARTICLE IV

Conditions

Section 4.01 Effective Date. This Agreement and the obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.

(b) The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Sullivan & Cromwell LLP, counsel for the Borrower, in form and substance reasonably acceptable to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received customary documents and certificates as the Administrative Agent shall reasonably request, relating to the organization, existence and good standing of the Borrower and the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance customary for transactions of the type contemplated hereby and reasonably satisfactory to the Administrative Agent.

(d) As of the Effective Date, after giving effect to the transactions contemplated hereby, the conditions set forth in Section 4.02(b) and (c) shall have been satisfied and the Administrative Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with such conditions.

(e) The Lenders, the Administrative Agent and the Lead Arrangers shall have received, on or prior to the Effective Date, all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced not less than three Business Days prior to the Effective Date, reimbursement or payment of all out of pocket expenses and other amounts required to be reimbursed or paid by the Borrower hereunder (including reasonable and documented fees and expenses of legal counsel).

(f) (x) The Lenders shall have received at least three Business Days prior to the Effective Date all Patriot Act and “know your customer”/anti-money laundering documentation and information relating to the Borrower and its Subsidiaries reasonably requested by the Lenders in writing at least 10 Business Days prior to the Effective Date and (y) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, at least ten days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Borrower hall have received such Beneficial Ownership Certification.

(g) The Administrative Agent shall have received the financial statements and reports set forth in Section 3.01(f).

(h) All governmental and third party approvals (including equity holder approvals, if any) necessary in connection with the continuing operations of the Borrower and the transactions contemplated hereby shall have been obtained on reasonably satisfactory terms and shall be in full force and effect.

(i) The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions and offices in the United States where liens on material assets of the Borrower are required to be filed or recorded, and such search shall reveal no liens on any of the assets of the Borrower except for Liens permitted herein or liens to be discharged on or prior to the Effective Date pursuant to documentation reasonably satisfactory to the Administrative Agent.

(j) Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Collateral Liens), shall be filed, registered or recorded or in proper form for filing, registration or recordation.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a) The Administrative Agent shall have received a Borrowing Request and a Tranche B Limit Notice or a Tranche C Limit Notice, as applicable.

(b) The representations and warranties of the Borrower set forth in this Agreement or any other Credit Document, other than (with respect to any such Loan made after the Effective Date) the representations and warranties contained in Section 3.01(f)(iii), shall be true and correct in all material respects on and as of such date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects), and except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty shall be true and correct in all respects as of such earlier date).

(c) At the time of and immediately after giving effect to such Loan, no Default or Event of Default shall have occurred and be continuing.

(d) Immediately after giving effect to such Loan, (i) the aggregate amount of outstanding Tranche A Loans shall not exceeding the aggregate Loan Value of the Pledged Eligible Assets, (ii) the aggregate amount of outstanding Tranche B Loans shall not exceed the Tranche B Limit and (iii) the aggregate amount of outstanding Tranche C Loans shall not exceed the Tranche C Limit.

Each borrowing of Loans shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (b), (c) and (d) of this Section.

ARTICLE V

Covenants of the Borrower

Section 5.01 Affirmative Covenants. Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all other Obligations of the Borrower under the Credit Documents (other than contingent obligations as to which no claim has been asserted and expense reimbursement not yet due and payable) have been paid in full, the Borrower will:

(a) Reporting Requirements. Furnish to the Administrative Agent (who shall promptly make such information available to the Lenders (or, in the case of clause (vii) below, the applicable Lender) in accordance with customary practice):

(i) Default Notice. Promptly and in any event within three Business Days after any Authorized Officer of the Borrower has actual knowledge of the occurrence of each Default continuing on the date of such statement, a statement of the Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

(ii) Annual Financials. Not later than the date the Borrower must submit such report to FINRA and in any event within 60 days after the end of each Fiscal Year, a copy of (x) the Annual Audited Report on Form X-17A-5 Part III (or any successor or replacement form required by FINRA) of the Borrower and its Subsidiaries for the such Fiscal Year, including the audited Consolidated statement of financial condition, statement of income, statement of cash flow and statement of changes in members’ equity (in each case including the related schedules and notes thereto), accompanied by the audit report of Ernst & Young LLP and an opinion as to such audit report of Ernst & Young LLP or other independent public accountants of nationally recognized standing, in each case certified by such accountants without a “going concern” or like qualification or exception (other than any qualification or exception that is expressed solely with respect to, or resulting solely from, (i) an upcoming maturity date under any Debt or (ii) any actual or potential inability to satisfy a financial maintenance covenant at such time or on a future date or in a future period) and without any qualification or exception as to the scope of such audit; together with (A) a certificate of a Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (B) a schedule in substantially the form of Exhibit B of the computations used by a Financial Officer of the Borrower in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04.

(iii) Quarterly Financials. Not later than the date the Borrower must submit such report to FINRA and in any event within 45 days after the end of each fiscal quarter of each Fiscal Year, a copy of the Borrower’s unaudited FOCUS-II Report, including the unaudited Consolidated statement of financial condition, statement of income and statement of changes in members’ equity for such quarter, which report shall fairly present in all material respects the financial condition of the Borrower at such date and the results of operations for the period ended on such date, and duly certified by a Financial Officer of the Borrower; together with (A) a certificate of a Financial Officer of the Borrower (which with respect to the fourth fiscal quarter of each Fiscal Year may be satisfied by the delivery of the certificate of a Financial Officer delivered pursuant to Section 5.01(a)(ii)) stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (B) a schedule in substantially the form of Exhibit B of the computations used by a Financial Officer of the Borrower in determining compliance with the covenants contained in Section 5.04.

(iv) Monthly Financials. If the Borrower is required to submit monthly FOCUS-II Reports to FINRA, not later than the date the Borrower must submit such report to FINRA, a copy of the Borrower’s unaudited FOCUS-II Report for such month, which reports shall fairly present in all material respects the financial condition of each of the Borrower at such date and the results of operations for the period ended on such date, and be duly certified by a Financial Officer of the Borrower.

(v) Litigation; Material Adverse Effect. Promptly (1) after the commencement thereof, notice of any action, suit, litigation or proceeding before any Governmental Authority affecting the Borrower or any of its Subsidiaries, including any Environmental Liability, in each case, that has a reasonable probability of being determined adversely and, if determined adversely, would reasonably be expected to have a Material Adverse Effect and (2) and in any event within 10 Business Days after any Financial Officer of the Borrower has actual knowledge thereof, any other event, development or occurrence, in each case, that would reasonably be expected to have a Material Adverse Effect.

(vi) ERISA Events and ERISA Reports. Promptly and in any event within 10 Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, which would reasonably be expected to result in a Material Adverse Effect, a statement of a Financial Officer of the Borrower describing such ERISA Event and the action, if any, the Borrower or such ERISA Affiliate has taken and proposes to take with respect thereto.

(vii) Other Information. Promptly following any request therefor, (x) such other information respecting the business, financial condition or results of operations of the Borrower or any of its Subsidiaries as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request and as is permitted to be furnished under applicable law and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.

(viii) 15c3-3 Reserve Calculations. Promptly following any filing with the SEC or FINRA, all Reserve Formula or other Rule 15c3-3 reserve calculations that are filed with the SEC or FINRA (in addition to pro forma 15c3-3 reserve calculations in connection with each Borrowing of Tranche C Loans).

(b) Compliance with Laws. Comply, and cause each of its Subsidiaries to comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it (including Environmental Laws and ERISA, and permits required thereunder), in each case, except if the failure to comply therewith would not reasonably be expected individually or in the aggregate to have a Material Adverse Effect.

(c) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent all Taxes imposed upon it or upon its property, other than (i) any such Tax that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (ii) to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(d) Maintenance of Insurance. Maintain, and cause each of its Material Subsidiaries to maintain with financially sound and reputable insurance companies (after giving effect to self- insurance), insurance in such amounts and covering such risks (but including in any event general liability, product liability and business interruption), and with such deductibles or self-insurance retentions, as is usually carried by companies of similar size and engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Material Subsidiary operates.

(e) Preservation of Corporate Existence, Etc. (i) Preserve and maintain, and cause each of its Material Subsidiaries as of the Effective Date (and any such Material Subsidiary’s successors) to preserve and maintain, its legal existence and (ii) take all reasonable action to preserve and maintain, to the extent necessary to the conduct of the business of the Borrower or any Broker-Dealer Subsidiary, its permits, licenses, approvals, and franchises (including Broker-Dealer Licenses and Memberships and Broker-Dealer Registrations), except in the case of clause (i) or (ii) to the extent (other than with respect to the preservation of the existence of the Borrower) the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Subsidiaries may consummate any merger, consolidation, liquidation, dissolution, sale, lease, transfer or other disposition not prohibited by Section 5.03 hereof.

(f) Visitation Rights. During normal business hours upon reasonable prior written notice (including by email) and from time to time, to the extent permitted by applicable law and without unreasonably interfering with the Borrower or its businesses, permit the Administrative Agent to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their respective officers and with their respective independent certified public accountants; provided that representatives of the Borrower shall have the opportunity to be present at any meeting with its independent accountants; provided further that unless an Event of Default has occurred and is continuing (i) the exercise of visitation and inspection rights under this Section 5.01(f) shall be limited to one visit per Fiscal Year and (ii) neither the Borrower and nor any of its Subsidiaries shall be required to pay or reimburse any costs and expenses incurred by the Administrative Agent in connection with any additional visitations or inspections; provided further that during the occurrence and continuation of an Event of Default, there shall be no limitation on the frequency of such visits or inspections or the obligations of the Borrower to reimburse Administrative Agent for all reasonable, documented out-of-pocket costs and expenses related to such visits and inspections.

Notwithstanding anything to the contrary in this Section 5.01(f), neither the Borrower nor any Subsidiary will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives) would be in breach of any confidentiality obligations, customer data protection rules or other applicable laws or (ii) that is subject to attorney client or similar privilege or constitutes attorney work product; provided that in the event that the Borrower does not provide information in reliance on the exclusions in this sentence, it shall use commercially reasonable efforts to communicate, to the extent permitted, the applicable information in a way that would not violate such restrictions.

(g) Keeping of Books. (i) Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which true and correct entries (in all material respects) shall be made of all material financial transactions and the assets and business of the Borrower and each of its Subsidiaries and (ii) maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and maintained in conformity, in all material respects, with GAAP in effect from time to time, other than for Foreign Subsidiaries, in which case in conformity, in all material respects, with the applicable accounting requirements in their respective jurisdictions (for the avoidance of doubt, any such Foreign Subsidiary’s financial statements shall be reconciled to GAAP for the purposes of preparing the consolidated financial statements delivered pursuant to Section 5.01(a)(ii), (iii) or (iv)).

(h) Maintenance of Material Properties, Etc. Maintain all material property useful and necessary in its business (including material software licenses and other material intellectual property) in good working order and condition, casualty, condemnation and ordinary wear and tear excepted, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(i) Anti-Corruption/Anti-Money Laundering Laws and Sanctions. Maintain in effect and enforce, and cause each of its Subsidiaries to maintain in effect and enforce, policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with any applicable Anti-Corruption/Anti-Money Laundering Laws and applicable Sanctions, in each case, in all material respects.

(j) Use of Proceeds. Use the proceeds of the Loans solely (i) to finance customer margin loans, (ii) to fund clearing fund NSCC Margin Deposits requirements, (iii) to address funding needs resulting from Rule 15c3-3 timing differences (including to avoid adding a “credit” for purposes of the Reserve Formula), (iv) to facilitate settlements of securities of customers of the Borrower, (v) for financing the return of deposits received in connection with securities lending transactions, (vi) to repay loans borrowed against customer re-hypothecated securities, (vii) to meet liquidity needs associated with customer buying activity or customer withdrawal of credit balances and (viii) to repay advances made, directly or indirectly, by Holdco with proceeds of loans or other extensions of credit under the Holdco Credit Agreement, in each case to the extent such loans or other extensions of credit under the Holdco Credit Agreement were used for a purpose described in the foregoing clauses (i) through (vii).

(k) Beneficial Ownership. If the Borrower constitutes a legal entity customer and any information included in the Beneficial Ownership Certification provided to any Lender in connection with this Agreement is no longer true and correct in all material respects, promptly and in any event within 10 days after the Borrower obtains knowledge thereof, provide an updated Beneficial Ownership Certification that is true and correct in all respects.

Section 5.02 [Reserved].

Section 5.03 Negative Covenants. Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all other Obligations of the Borrower under the Credit Documents (other than contingent indemnification obligations as to which no claim has been asserted and expense reimbursement not yet due and payable) have been paid in full, the Borrower will not, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character whether now owned or hereafter acquired except:

(i) Liens created pursuant to the Security Documents;

(ii) Permitted Encumbrances;

(iii) Liens created, incurred, assumed or suffered to exist by the Borrower or any Broker-Dealer Subsidiary in the ordinary course of business upon assets owned by such Broker-Dealer Subsidiary or as to which such Broker-Dealer Subsidiary has rights to create Liens thereon or held for its account to secure liabilities or obligations, actual or contingent, incurred in the ordinary course of business, including Liens in favor of clearing houses, clearing brokers or other entities providing clearing services and borrowings collateralized by client assets in the ordinary course of business;

(iv) [reserved];

(v) Liens in respect of Hedge Agreements entered into in the ordinary course of business and not for speculative purposes;

(vi) Liens in favor of the Borrower and, with respect to Liens on property of any Subsidiary, Liens in favor of any wholly-owned Subsidiary of the Borrower;

(vii) Liens existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary thereof or existing on any property or asset of any Person that becomes a Subsidiary of the Borrower prior to the time such Person becomes a Subsidiary of the Borrower; provided (1) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Borrower, (2) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary thereof (other than after acquired property that is affixed or incorporated into the property covered by such Lien) and (3) such Lien shall secure only those obligations which it secured on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower and any Debt or other obligations not prohibited hereunder extending the maturity of, or refunding or refinancing such obligations;

(viii) Liens securing Debt permitted pursuant to Section 5.03(b)(xiv) upon or in any real property or equipment acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of such property or equipment; provided that (1) such Liens shall not extend to or cover any property or assets of any character other than the property or equipment being financed and the proceeds and products and extensions thereof and (2) such Liens shall be created within 180 days of the acquisition of the related asset; provided further that in the event that purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(ix) customary restrictions on transfers of assets contained in agreements related to the sale by the Borrower or any of its Subsidiaries of such assets pending their sale, provided that such restrictions apply only to the assets to be sold and such sale is permitted hereunder;

(x) Liens existing on the Effective Date (provided that any such Liens securing Debt in excess of (x) $1,000,000 individually or (y) $5,000,000 in the aggregate for all such Liens shall be described in Schedule 5.03(a));

(xi) [reserved];

(xii) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 5.03(g) to be applied against the purchase price for such Investment;

(xiii) Liens on property purportedly rented to, or leased by, the Borrower or any of its Subsidiaries pursuant to a Permitted Sale Leaseback; provided that such Liens do not encumber any other property of the Borrower or its Subsidiaries;

(xiv) [reserved];

(xv) [reserved]; and

(xvi) the replacement, extension or renewal of any Lien permitted by clauses (vii), (viii) and (x) above upon or on the same property subject thereto arising out of the replacement, extension or renewal of the Debt secured thereby (to the extent such replacement, extension or renewal of such Debt is not prohibited under Section 5.03(b)).

Notwithstanding any other provision of this Section 5.03, (i) voluntary Liens on the following items with respect to the Borrower or any Broker-Dealer Subsidiary shall not be permitted by this Section 5.03(a): (w) any assets carried in or credited to an account for the exclusive benefit of customers of the Borrower or any of its Subsidiaries pursuant to Securities Exchange Act rule 15c3-3, (x) the right to receive back either (A) funds from a program bank to which funds had previously been transferred for credit to an account for the benefit of a customer of the Borrower or any of its Subsidiaries in connection with the Borrower’s or any of its Subsidiaries’ bank cash sweep program or (B) proceeds from the sale of money market funds, not otherwise included in the Reserve Formula, previously purchased for credit to a customer’s account at the Borrower or any of its Subsidiaries in connection with the Borrower’s or any of its Subsidiaries’ money market sweep program, in either the case of (A) or (B), in connection with funds advanced to a customer by the Borrower or any of its Subsidiaries to settle transactions in advance of the return of such funds or sale proceeds, as applicable (or, for the avoidance of doubt, in the case of this clause (x), Liens directly on any such funds or proceeds), (y) the right to any return of any funds, financial instruments or other collateral (or, for the avoidance of doubt, Liens directly on any such funds, financial instruments or collateral) provided to a clearing agency registered under the Securities Exchange Act to secure the Borrower’s or any of its Subsidiaries’ obligations to such clearing agency, other than those liens arising out of membership in any such clearing agency, and (z) any general intangibles associated with, or proceeds of, any of the foregoing and (ii) no Liens other than Permitted Collateral Liens shall be permitted on or with respect to any Collateral.

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except, in each case:

(i) Debt under the Credit Documents;

(ii) Surviving Debt (provided that any such Surviving Debt in excess of (x) $1,000,000 individually or (y) $5,000,000 in the aggregate shall be described in Schedule 5.03(b)) and any Debt extending the maturity of, or refunding, modifying, replacing, renewing or refinancing, in whole or in part, any such Debt; provided that the terms of any such extending, refunding, modifying, replacing, renewing or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise not prohibited by the Credit Documents; provided further that the principal amount (or accreted value, if applicable) of the Surviving Debt being extended, refunded, modified, replaced, renewed or refinanced shall not be increased above the principal amount (or accreted value, if applicable) thereof outstanding immediately prior to such extension, refunding, modification, replacement, renewal or refinancing plus accrued interest and premium (including make-whole premiums, prepayment premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge) thereon and reasonable expenses and fees incurred in connection therewith (including upfront fees and original issue discount), and neither the Borrower nor any Subsidiary thereof shall be added as an additional direct or contingent obligor with respect thereto, as a result of or in connection with such extension, refunding, modification, replacement, renewal or refinancing; and provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), taken as a whole, of any such extending, refunding, modifying, replacing, renewing or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, (x) are no less favorable as determined in good faith by the Borrower in any material respect to the Borrower and its Subsidiaries than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded, modified, replaced, renewed or refinanced or (y) reflect market terms and conditions at the time of incurrence or issuance, as determined by the Borrower in good faith;

(iii) Debt in respect of Hedge Agreements incurred in the ordinary course of business and not for speculative purposes;

(iv) Debt owed by (1) any wholly owned Subsidiary to the Borrower and (2) any Subsidiary to any wholly owned Subsidiary;

(v) Debt of any Person that becomes a Subsidiary of the Borrower after the date hereof not in contravention of this Agreement, which Debt is existing at the time such Person becomes a Subsidiary of the Borrower (other than Debt incurred solely in contemplation of such Person becoming a Subsidiary of the Borrower), and any Debt extending the maturity of, or refunding, modifying, replacing, renewing or refinancing, in whole or in part, any such Debt under this clause (v); provided that the terms of any such extending, refunding, modifying, replacing, renewing or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise not prohibited by the Credit Documents; provided further that the principal amount (or accreted value, if applicable) of the Debt being extended, refunded, modified, replaced, renewed or refinanced shall not be increased above the principal amount (or accreted value, if applicable) thereof outstanding immediately prior to such extension, refunding, modification, replacement, renewal or refinancing plus accrued interest and premium (including make-whole premiums, prepayment premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge) thereon and reasonable expenses and fees incurred in connection therewith (including upfront fees and original issue discount), and neither the Borrower nor any Subsidiary shall be added as an additional direct or contingent obligor with respect thereto, as a result of or in connection with such extension, refunding, modification, replacement, renewal or refinancing; and provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), taken as a whole, of any such extending, refunding, modifying, replacing, renewing or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, (x) are no less favorable as determined in good faith by the Borrower in any material respect to the Borrower and its Subsidiaries than the terms of any agreement or instrument governing the Debt being extended, refunded, modified, replaced, renewed or refinanced or (y) reflect market terms and conditions at the time of incurrence or issuance, as determined by the Borrower in good faith;

(vi) Subordinated Debt so long as no Default or Event of Default has occurred and is continuing or would result from the incurrence thereof;

(vii) Debt that may be deemed to exist pursuant to any performance, surety, statutory, bid and appeal bonds, prepayment guarantee, payment or completion of performance guarantees, bonds or similar obligations in respect thereto and letter of credit obligations to provide security for worker’s compensation claims, in each case, incurred in the ordinary course of business;

(viii) to the extent the same constitutes Debt, obligations in respect of purchase price adjustments (including in respect of working capital), earn out agreements, deferred compensation, indemnification obligations and other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any disposition or purchase or acquisition;

(ix) Ordinary Course Payment Obligations;

(x) to the extent constituting Guaranteed Debt, indemnification obligations and other similar obligations of the Borrower and its Subsidiaries in favor of partners, directors, officers, employees, consultants or agents of the Borrower or any of its Subsidiaries extended in the ordinary course of business;

(xi) [reserved];

(xii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

(xiii) Debt consisting of the financing of insurance premiums or self-insurance obligations;

(xiv) Debt of the Borrower or any Subsidiary incurred to finance, the acquisition, construction or improvement of any fixed or capital assets in the ordinary course of business, including Finance Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals, modifications, refundings, refinancings and replacements of any such Debt to the extent not increasing the outstanding principal amount (or accreted value, if applicable) thereof plus accrued interest and premium (including make-whole premiums, prepayment premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge) thereon and reasonable expenses and fees incurred in connection therewith (including upfront fees and original issue discount) or resulting in an earlier maturity date or decreasing the weighted average life thereof; provided that such Debt is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement; provided further, for the avoidance of doubt, notwithstanding the restriction herein on extensions, renewals, modifications, refundings, refinancings and replacements of any such Debt that result in an earlier maturity date, the Borrower or any Subsidiary may prepay such Debt at any time; provided further, that the aggregate principal amount of Debt incurred pursuant to this Section 5.03(b)(xiv) shall not exceed $5,000,000;

(xv) unsecured Debt owing from the Borrower to Holdco;

(xvi) [reserved];

(xvii) Debt in respect of bank overdrafts not overdue for more than five Business Days after the Borrower or any Subsidiary thereof had knowledge of such overdraft;

(xviii) [reserved];

(xix) Debt in respect of workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case in the ordinary course of business;

(xx) [reserved];

(xxi) Debt in an aggregate principal amount not to exceed at any one time the greater of (x) $25,000,000 and (y) 5% of the Borrower’s Total Regulatory Capital as then determined and computed;

(xxii) [reserved];

(xxiii) Debt representing deferred compensation to employees, officers or directors of the Borrower and its Subsidiaries incurred in the ordinary course of business;

(xxiv) financing of securities and other financial instruments held in the normal day to day conduct of the Borrower’s business, including but not limited to any Repo Agreements incidental to servicing customers and any margin facility or other margin-related Indebtedness incurred to finance such securities or instruments; and

(xxv) to the extent constituting Debt, liabilities or obligations, actual or contingent, incurred in the ordinary course of business in favor of clearing houses and borrowings collateralized by client assets in the ordinary course of business.

Notwithstanding any other provision of this Section 5.03, neither the Borrower nor any Subsidiary shall be permitted to guarantee any Debt; provided that the Borrower may guarantee Debt of any Subsidiary and any Subsidiary may guarantee Debt of the Borrower or any other Subsidiary.

(c) Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage, at any time in any business or business activity other than the business and business activities conducted by the Borrower or any Subsidiary on the Effective Date and any similar, corollary, related, incidental or complementary business or business activities or a reasonable extension, development or expansion thereof or ancillary thereto (in each case, as determined by the Borrower in good faith); provided that in no event shall the Borrower or any of its Subsidiaries be permitted to engage, at any time, in Proprietary Trading.

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or liquidate, divide or dissolve, or permit any of its Subsidiaries to do any of the foregoing, except that:

(i) any Subsidiary of the Borrower may merge into or consolidate with the Borrower or any other Subsidiary of the Borrower; provided that in the case of any such merger or consolidation to which the Borrower is a party, the Borrower shall be the surviving entity;

(ii) the Borrower or any of its Subsidiary may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) in the case of any such merger or consolidation to which the Borrower is a party, the Borrower shall be the surviving entity and (ii) immediately before and after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing;

(iii) as part of any sale, lease, transfer or other disposition not prohibited by Section 5.03(e), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that immediately before and after giving effect to such merger or consolidation, no Event of Default shall have occurred and be continuing; and

(iv) any Subsidiary of the Borrower may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lenders; provided, however, that in each case, immediately before and after giving effect thereto, no Event of Default shall have occurred and be continuing.

Notwithstanding any other provision of this Section 5.03, the Borrower will not merge with or into, consolidate with, or liquidate or dissolve into any Person other than any other Broker-Dealer Subsidiary or any Person that becomes a Broker-Dealer Subsidiary upon consummation of such transaction.

(e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of (including by division), all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole.

(f) Restricted Payments. Pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Equity Interests of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower, or permit any Subsidiary to do any of the foregoing (collectively, “Restricted Payments”), except that that the Borrower or any Subsidiary may make Restricted Payments so long as no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto.

(g) Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Equity Interests, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person or permit any Subsidiary to do any of the foregoing (all of the foregoing, “Investments”), except:

(i) extensions of trade credit in the ordinary course of business;

(ii) investments in cash and Cash Equivalents (and other Investments in the ordinary course of a broker-dealer business (including by the Borrower or any Broker-Dealer Subsidiary made in the ordinary course of business in accordance with Rule 15c3-3 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act));

(iii) loans and advances to (i) directors, officers and employees of the Borrower or any of its Subsidiaries in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Subsidiaries not to exceed $15,000,000 at any one time outstanding and (ii) employees of the Borrower or any of its Subsidiaries in the ordinary course of business pursuant to health savings accounts or other employee benefit plans;

(iv) the Borrower and any of its Subsidiaries may acquire, in a single transaction or series of related transactions (A) all or substantially all of the assets or a majority of the outstanding Securities entitled to vote in an election of members of the Governing Body of a Person or (B) any division, line of business or other business unit of a Person (such Person or such division, line of business or other business unit of such Person being referred to herein as the “Target”), in each case that is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to Section 5.03(c), so long as (1) no Event of Default or Default shall then exist or would exist after giving effect thereto and (2) the Borrower delivers an officer’s certificate of an Authorized Officer attaching a schedule in substantially the form of Exhibit B of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, demonstrating that, after giving effect to such acquisition and any financing thereof on a pro forma basis as if such acquisition had been completed on the first day of the four fiscal quarter period ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a)(ii) or (iii), as applicable, the Borrower would have been in compliance with each of the financial covenants set forth in Section 5.04;

(v) intercompany Investments by the Borrower or any of its Subsidiaries in the Borrower or any of its Subsidiaries; provided that, to the extent such Investments constitute Debt, the Investments are permitted under Section 5.03(b)(iv);

(vi) Investments consisting of extensions of credit entered into or made or that are received in the ordinary course of business in accordance with normal practice and Investments in Hedge Agreements;

(vii) Investments existing on the date hereof (provided that any such Investments in an outstanding amount in excess of (x) $500,000 individually or (y) $5,000,000 in the aggregate shall be set forth on Schedule 5.03(g)) and any modification, replacement, renewal, reinvestment or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as in effect on the date hereof or as otherwise permitted by this Section 5.03(g);

(viii) Investments existing on the Effective Date in any Subsidiaries of the Borrower in existence as of the Effective Date;

(ix) Investments in the form of promissory notes and other non-cash consideration received by the Borrower or any of its Subsidiaries in connection with any conveyances, sales, leases or sub-leases, assignments, transfers and dispositions permitted by Section 5.03(e);

(x) Securities purchased under agreements to resell (to the extent such transactions constitute Investments);

(xi) to the extent not constituting Proprietary Trading, Investments in Securities, whether purchased and held for resale to customers, in each case, either to account for fractional shares purchased by customers or to fund deferred compensation liabilities for employees or partners, in each case, in the ordinary course of business and consistent with past practice;

(xii) Investments in margin loans to customers in the ordinary course of business;

(xiii) [reserved];

(xiv) [reserved];

(xv) Investments acquired as a result of the purchase or other acquisition by the Borrower or any Subsidiary in connection with an acquisition not in contravention of this Agreement; provided, that such Investments were not made in contemplation of such acquisition and were in existence at the time of such acquisition;

(xvi) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent and disputes with, customers and suppliers;

(xvii) Investments of any Person that becomes a Subsidiary of the Borrower after the date hereof not in contravention of this Agreement, to the extent that such Investments are existing at the time such Person becomes a Subsidiary of the Borrower and were not made solely in contemplation of such Person becoming a Subsidiary of the Borrower;

(xviii) [reserved];

(xix) [reserved];

(xx) Investments by the Borrower or any Subsidiary that result solely from the receipt by the Borrower or such Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Debt or other securities (but not any additions thereto made after the date of the receipt thereto);

(xxi) Investments resulting from the pledges and deposits described in, and permitted under, clauses (d), (k) and (t) of the definition of “Permitted Encumbrances”;

(xxii) mergers and consolidations permitted under Section 5.03(d) that do not involve any Person other than the Borrower and Subsidiaries that are wholly-owned Subsidiaries; and

(xxiii) in addition to Investments otherwise expressly permitted by this Section, any Investment by the Borrower or any of its Subsidiaries so long as at the time the Borrower or Subsidiary makes such Investment, (x) no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto and (y) the Borrower shall be in compliance, on a pro forma basis after giving effect to such Investment, with the covenants contained in Section 5.04.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 5.03(g), such amount shall be deemed to be the amount of such Investment when made, purchased or acquired less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

(h) [Reserved].

(i) Transactions with Affiliates. Conduct, or permit any of its Subsidiaries to conduct, any transaction involving consideration in excess of $10,000,000 with any of its Affiliates except (i) on terms that are (1) in, or not inconsistent with, the best interests of the Borrower or (2) not materially less favorable (taken as a whole) to the Borrower or such Subsidiary as it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate of the Borrower or such Subsidiary, (ii) any Affiliate who is an individual may serve as partner, director, officer, employee or consultant of the Borrower or any of its Subsidiaries and may receive compensation, insurance, employee benefits, severance, expense reimbursement and customary indemnification for his or her services in such capacity, in each case, in the ordinary course of business, (iii) nonexclusive licenses of patents, copyrights, trademarks, trade secrets and other intellectual property by the Borrower or any of its Subsidiaries to any other Affiliate of the Borrower or any of its Subsidiaries, (iv) any transaction between or among the Borrower and/or any of its Subsidiaries not involving any other Affiliate of the Borrower (unless such transaction with such other Affiliate of the Borrower is otherwise permitted pursuant to this Section 5.03(i)), (v) Restricted Payments permitted by Section 5.03(f), (vi) [reserved], (vii) intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Borrower and its Subsidiaries, (viii) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transactions,

(ix) payroll, travel, business entertainment and similar advances to officers, directors, employees and consultants of the Borrower or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Subsidiary for accounting purposes and that are made in the ordinary course of business and (x) transactions existing on the date hereof identified on Schedule 5.03(i).

(j) Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower’s method of determining fiscal quarters, in each case without the consent of the Administrative Agent.

(k) Anti-Corruption/Anti-Money Laundering Laws and Sanctions. Use, and its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti- Corruption/Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, or (iii) in any manner that reasonably would be expected to result in the violation of any Sanctions applicable to any party hereto.

(l) [Reserved].

(m) Restrictive Agreements. Enter into, incur or permit to exist (or permit any Subsidiary to enter into, incur or permit to exist) any agreement or other arrangement that, directly or indirectly, prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Debt of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or regulation or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions contained in agreements existing on the date hereof identified on Schedule 5.03(m) and any extension, renewal, amendment, modification, supplement or replacement of any such agreements, so long as such extension, renewal, amendment, modification, supplement or replacement does not expand in any material respect the scope of any restriction or condition contemplated by this Section 5.03(m) contained therein, (iii) the foregoing shall not apply to restrictions and conditions contained in any agreement in effect at the time any Subsidiary becomes a Subsidiary of the Borrower, so long as such restriction or condition applies only to such Subsidiary (and, if applicable, its Subsidiaries) and such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, as such agreement may be extended, renewed, amended, modified, supplemented or replaced, so long as such extension, renewal, amendment, modification, supplement or replacement does not expand in any material respect the scope of any restriction or condition contemplated by this Section 5.03(m) contained therein, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (v) the foregoing shall not apply to customary restrictions and conditions in joint venture agreements and other similar agreements entered into in the ordinary course of business relating to such joint venture and any Equity Interests issued by such joint venture, (vi) the foregoing shall not apply to customary restrictions and conditions restricting assignment of any agreement entered into in the ordinary course of business, (vii) the foregoing shall not apply to customary net worth provisions contained in real property leases entered into by the Borrower or any of its Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower or any of its Subsidiaries to meet their ongoing obligations, (viii) the foregoing shall not apply to restrictions or conditions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (ix) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to Debt permitted by this Agreement to the extent such restrictions or conditions are customary in agreements governing Debt of such type and in any event so long as such agreement is not materially more restrictive (taken as a whole) than the Credit Documents (as determined by the Borrower in good faith), (x) the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to any extension, refunding, modification, replacement, renewal or refinancing of Debt permitted by this Agreement to the extent such restrictions or conditions are not materially more restrictive (taken as a whole) than the Debt being extended, refunded, modified, replaced, renewed or refinanced, as applicable (as determined by the Borrower in good faith), (xi) the foregoing shall not apply to restrictions or conditions on assignments, subletting, sublicensing, pledging or other transfers contained in leases, subleases, licenses or sublicenses, so long as such restrictions and conditions are limited to the property or assets subject to such leases, subleases, licenses or sublicenses, as the case may be, (xii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt, (xiii) clause (a) of the foregoing shall not apply to customary restrictions and conditions contained in the document relating to any Lien other than relating to Debt, so long as (A) such Lien is a Lien permitted by Section 5.03(a) and such restrictions or conditions relate only to the specific asset subject to such Lien and (B) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 5.03(m), and (xiv) the foregoing shall not apply to restrictions or conditions imposed by the Holdco Credit Agreement as of the Effective Date or as refinanced or replaced, in each case so long as such restrictions and conditions in the Holdco Credit Agreement as refinanced or replaced are not materially more restrictive (taken as a whole) on the Borrower and its Subsidiaries than those in the Holdco Credit Agreement as in effect on the Effective Date.

(n) [Reserved].

(o) Sale-Leasebacks. The Borrower will not, and will not permit any of the Subsidiaries to, enter into or effect any Sale Leasebacks, other than Permitted Sale Leasebacks.

Section 5.04 Financial Covenants. Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all other Obligations of the Borrower under the Credit Documents (other than contingent indemnification obligations as to which no claim has been asserted and expense reimbursement not yet due and payable) have been paid in full, the Borrower will:

(a) Minimum Excess Net Capital. Maintain at all times in the aggregate minimum Excess Net Capital of at least $1,706,080,116.

(b) Minimum Net Capital to Aggregate Debit Items. Maintain at all times a Net Capital to aggregate debit items calculated using the alternative standard for net capital calculation of at least 10.0%.

(c) Minimum Consolidated Tangible Net Worth. Maintain at all times a Consolidated Tangible Net Worth of not less than the Minimum TNW.

ARTICLE VI

Events of Default

Section 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) the Borrower shall fail to pay (i) any principal of any Loan when the same shall become due and payable or (ii) any interest on any Loan or any other payment obligation under any Credit Document, in each case under this clause (ii) within five Business Days after the same shall become due and payable; or

(b) any representation or warranty made or deemed made by or on behalf of the Borrower in any Credit Document or in any document required to be delivered in connection therewith shall prove to have been incorrect in any material respect when made; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(a)(i), 5.01(e) (solely with respect to the existence of the Borrower), 5.03 (other than Section 5.03(j)) or Section 5.04; or

(d) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in any Credit Document (other than described in Section 6.01(a), (b) or (c)) on its part to be performed or observed and such failure shall remain unremedied for 30 days after the date on which written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(e) the Borrower or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of the Borrower or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $50,000,000 either individually or in the aggregate for the Borrower and its Subsidiaries (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (1) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries that are Material Subsidiaries or its debts, or of a substantial part of its assets, under any Bankruptcy Law now or hereafter in effect or (2) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries that are Material Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered or (ii) the Borrower or any of its Subsidiaries that are Material Subsidiaries shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Bankruptcy Law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely manner, any proceeding or petition described in clause (f)(i) of this Article, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiaries) or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors or (F) take any corporate board action to authorize any of the foregoing; or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any of its Subsidiaries and there shall be any period of 60 consecutive days during which the payment for such judgment or order shall remain unsatisfied and a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is fully covered by a valid and binding policy of insurance in favor of the Borrower or Subsidiary from an insurer that is rated at least “A” by A.M. Best Company or is in the Borrower’s reasonable determination otherwise credit- worthy and which insurer has been notified, and has not disputed the claim made for payment, of such amount of such judgment or order; or

(h) any material provision of any Credit Document (including any Security Document) shall for any reason cease to be valid and binding on or enforceable against the Borrower, or the Borrower or any of its Subsidiaries shall so state in writing except to the extent the Borrower has been released from its obligations thereunder in accordance with this Agreement or such other Credit Document or such Credit Document has expired or terminated in accordance with its terms; or

(i) a Change of Control shall occur;

(j) any ERISA Event shall have occurred which would reasonably be expected to result in liability to the Borrower and/or any ERISA Affiliate in an amount that would reasonably be expected to have a Material Adverse Effect; or

(k) except as expressly permitted hereunder or thereunder, any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, then, and in every such event (other than an event with respect to the Borrower or any Material Subsidiary described in clause (f) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may with the consent of the Required Lenders, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable by the Borrower, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under any other Credit Document, shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower or any Material Subsidiary described in clause (f) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder and under any other Credit Document, shall automatically become due and payable, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 6.02 Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, and notice thereof to the Administrative Agent by the Borrower or the Required Lenders:

(a) all payments received on account of the Obligations shall, subject to Section 2.21, be applied by the Administrative Agent as follows:

(i) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent (including fees and disbursements and other charges of counsel to the Administrative Agent payable under Section 9.03 and amounts pursuant to Section 2.13(c) payable to the Administrative Agent solely in its capacity as such);

(ii) second, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees and disbursements and other charges of counsel to the Lenders payable under Section 9.03) arising under the Credit Documents, ratably among them in proportion to the respective amounts described in this clause (ii) payable to them;

(iii) third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;

(iv) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans ratably among the Lenders based upon the respective aggregate amounts of the Loans described in this clause (iv) payable to them;

(v) fifth, to the payment in full of all other Obligations, in each case ratably among the Administrative Agent and the Lenders based upon the respective aggregate amounts of all such Obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vi) finally, the balance, if any, after all Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

ARTICLE VII

[Reserved]

ARTICLE VIII

The Administrative Agent and the Syndication Agent

Section 8.01 Authorization and Action.

(a) Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Credit Documents and each Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Credit Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Credit Documents.

(b) As to any matters not expressly provided for herein and in the other Credit Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Credit Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders with respect to such action or (ii) is contrary to this Agreement or any other Credit Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent, or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) In performing its functions and duties hereunder and under the other Credit Documents, the Administrative Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing:

(i) the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other obligation other than as expressly set forth herein and in the other Credit Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Credit Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby; and

(ii) nothing in this Agreement or any Credit Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account;

(d) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.

(e) None of the Syndication Agent or the Lead Arrangers shall have obligations or duties whatsoever in such capacity under this Agreement or any other Credit Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder.

(f) In case of the pendency of any proceeding with respect to the Borrower under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan, any Reimbursement Obligation or other Obligation of the Borrower under the Credit Documents shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.13, 2.14, 2.16, 2.18 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent under the Credit Documents (including under Section 9.03). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations of the Borrower under the Credit Documents or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

(g) The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral provided under the Credit Documents, to have agreed to the provisions of this Article.

Section 8.02 Administrative Agent’s Reliance, Indemnification, Etc.

(a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Credit Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Credit Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and nonappealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Borrower to perform its obligations hereunder or thereunder.

(b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit

Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Credit Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral.

(c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrower in connection with this Agreement or any other Credit Document, (v) in determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance of the making of such Loan and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Credit Documents for being the maker thereof).

Section 8.03 Posting of Communications.

(a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF

ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY LEAD ARRANGER, THE SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Credit Document or the transactions contemplated therein which is distributed by the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

Section 8.04 The Administrative Agent Individually. With respect to its Commitment and Loans (including Swingline Loans), the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders.

Section 8.05 Successor Administrative Agent.

(a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, (i) such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred and is continuing) and (ii) in no event shall such successor Administrative Agent be a Disqualified Lender at the time of such appointment. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Credit Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Credit Documents.

(b) Notwithstanding paragraph (a) of this Section, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as administrative agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Credit Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest) and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Credit Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Credit Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above.

Section 8.06 Acknowledgements of Lenders.

(a) Each Lender represents that (i) it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business, (ii) it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, the Syndication Agent, any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder and (iii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, the Syndication Agent, or any Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Assumption or any other Credit Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent, the Lenders on the Effective Date

(c)

(i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such erroneous Payment.

(iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.

Section 8.07 Collateral Matters.

(a) Except with respect to the exercise of setoff rights in accordance with Section 9.08 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral under the Credit Documents, it being understood and agreed that all powers, rights and remedies under the Credit Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof.

(b) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Borrower in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral.

Section 8.08 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (1) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (2) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (3) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (4) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent nor any Lead Arranger, the Syndication Agent or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto).

(c) The Administrative Agent, the Lead Arrangers and the Syndication Agent each hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Credit Documents, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.09 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations hereunder (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations hereunder pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which the Borrower is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties hereunder shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations hereunder with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations hereunder which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party hereunder are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

ARTICLE IX

Miscellaneous

Section 9.01 Notices.

(a) Subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by e-mail or facsimile, as follows:

(i) if to the Borrower, to it at Robinhood Securities, LLC, 85 Willow Road, Menlo Park, CA 94025, Attention of Shiv Verma, e-mail shiv.verma@robinhood.com, with a copy to, which copy shall not constitute notice, Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, Attention of Ari B. Blaut, e-mail blauta@sullcrom.com;

(ii) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 500 Stanton Christiana Road, NCC 5, Floor 1, Newark, DE 19713, Attention of Loan & Agency Services Group, Fax: 12012443657@tls.ldsprod.com, e-mail joseph.farley@chase.com; to the extent relating to withholding tax inquiries, e-mail agency.tax.reporting@jpmorgan.com; to the extent relating to Agency Compliance/Financials/Intralinks, e-mail covenant.compliance@jpmchase.com;

(iii) if to the Administrative Agent and relating to Collateral, to JPMorgan Chase & Co., CIB DMO WLO, Mail code NY1-C413, 4 CMC, Brooklyn, NY, 11245-0001, e- mail ib.collateral.services@jpmchase.com, and

(iv) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by e-mail or facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Unless the Administrative Agent otherwise prescribes, notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address specified in Section 9.01(a)(ii), of notification that such notice or communication is available and identifying the website address therefor; provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(d) Any party hereto may change its address or electronic communication or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Section 9.02 Waivers; Amendments.

(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Subject to Section 2.15(b) and the last sentence of this Section 9.02(b), neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) (x) increase the Commitment of any Lender without the written consent of such Lender or (y) increase the Swingline Subcommitment of the Swingline Lender without the written consent of the Swingline Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder or under the Credit Documents, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.09(c), Section 2.19(b) or Section 2.19(c) in a manner that would alter the ratable reduction of Commitments or the pro rata sharing of payments required thereby, without the written consent of each Lender directly and adversely affected thereby, (v) change the payment waterfall provisions of Section 2.21(e) or Section 6.02 or Section 9 of the Security Agreement, without the written consent of each Lender directly affected thereby, (vi) amend or modify the definitions of “Eligible Assets”, “Pledged Eligible Assets” or “Loan Value”, to the extent such amendment or modification would result in a less restrictive standard than set forth in such definitions, or amend or modify the definitions of “Eligible NSCC Margin Deposits”, “Tranche B Limit”, “Eligible Funds”, “Tranche C Limit” or any component or term related thereto to the extent such amendment or modification would result in a less restrictive standard than set forth in such definitions, in each case without the written consent of the Supermajority Lenders, (vii) change any of the provisions of this Section or reduce any number or percentage set forth in the definition of “Required Lenders”, “Supermajority Lender” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (viii) release the Lien of the Administrative Agent on all or substantially all of the Collateral (other than as expressly permitted under the Credit Documents) without the written consent of each Lender or (ix) subordinate the Liens securing any Obligations under the Credit Documents or subordinate the right of payment of the Obligations under the Credit Documents to the right of payment of any other Indebtedness for borrowed money without the written consent of each Lender; provided further that no such agreement shall (x) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent or (y) amend, modify or otherwise affect the rights or duties of the Swingline Lender hereunder without the prior written consent of the Swingline Lender. Notwithstanding the foregoing, the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Credit Document in order to (i) correct, amend or cure any ambiguity, omission, mistake, inconsistency or defect or correct any typographical error or other manifest error in this Agreement or any other Credit Document or (ii) make any technical and conforming modifications to the Credit Documents to the extent necessary to integrate any Incremental Commitments on substantially the same basis as the Loans (including, for the avoidance of doubt, the amendments contemplated by the proviso of Section 2.22(a)(ii)), and any such amendment, modification or supplement shall become effective without any further action or consent of any other party to this Agreement.

Section 9.03 Expenses; Limitation of Liability; Indemnity; Damage Waiver.

(a) Expenses. Regardless of whether the Effective Date occurs, the Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Lead Arrangers and each of their respective Affiliates, including the reasonable fees, disbursements and other charges of external counsel (but limited, in the case of legal fees and expenses of one primary counsel for all Persons (taken as a whole), which shall be Simpson Thacher & Bartlett LLP, and to the extent reasonably necessary, one regulatory and one local counsel for all Persons (taken as a whole) in each relevant material jurisdiction (and, solely in the case of a conflict of interest, one additional counsel and, to the extent reasonably necessary, one regulatory and one local counsel in each relevant material jurisdiction to each group of similarly situated Persons actually affected by such conflict taken as a whole)) in connection with the syndication of the credit facilities provided for herein, the negotiation, preparation, execution, delivery and administration of this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, or any amendments, supplements, modifications or waivers of the provisions hereof or thereof (in each case, whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the reasonable fees, disbursements and other charges of external counsel (but limited, in the case of legal fees and expenses to the reasonable and documented fees and expenses of one primary counsel for all Persons (taken as a whole) and to the extent reasonably necessary, one regulatory and one local counsel for all Persons (taken as a whole) in each relevant material jurisdiction (and, solely in the case of a conflict of interest, one additional counsel and, to the extent reasonably necessary, one regulatory and one local counsel in each relevant material jurisdiction to each group of similarly situated Persons actually affected by such conflict taken as a whole)), in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) any charges of IntraLinks/IntraAgency or other relevant website or CUSIP charges.

(b) Limitation of Liability. To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) Indemnity. The Administrative Agent, the Syndication Agent, each Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons shall have no Liability for, and the Borrower shall indemnify the Administrative Agent, the Syndication Agent, each Lead Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all Liabilities and related expenses, including the reasonable and documented fees, disbursements and other charges of counsel (but limited, in the case of legal fees and expenses, to one primary counsel for all Persons (taken as a whole) and to the extent reasonably necessary, one regulatory and one local counsel for all Persons (taken as a whole) in each relevant material jurisdiction (and, solely in the case of a conflict of interest among Indemnitees, one additional counsel and, to the extent reasonably necessary, one regulatory and one local counsel in each relevant material jurisdiction to each group of similarly situated Persons actually affected by such conflict taken as a whole)), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (1) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (2) any Loan or the use of the proceeds therefrom, (3) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any Subsidiary, (4) any action taken in connection with this Agreement, including, but not limited to, the payment of principal, interest and fees or (5) any actual or prospective claim, litigation, investigation arbitration or administrative, judicial or regulatory action or proceeding in any jurisdiction relating to any of the foregoing (including in relation to enforcing the terms of the limitation of liability and indemnification referred to above), whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, Affiliates or creditors or any other Person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, or the material breach of any of such Indemnitee’s or any of its Related Parties’ express obligations hereunder or (y) arise from disputes solely among Indemnitees that do not involve any act or omission by the Borrower or any of its Related Parties, other than claims against any Indemnitee in its capacity or fulfilling its role as agent, arranger or bookrunner or similar role under this Agreement.

(d) Lender Reimbursement. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Syndication Agent, any Lead Arranger or any Lender, or any Related Party of any of the foregoing Persons (each, an “Agent-Related Person”) under paragraph (a), (b) or (c) of this Section, each Lender severally agrees to pay to such Agent-Related Person such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date; provided that the unreimbursed Liability or related expense, as the case may be, was imposed on, incurred by or asserted against such Agent-Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent- Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent- Related Person in its capacity as such. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) All amounts due under this Section shall be payable promptly within ten Business Days after written demand therefor.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if any Event of Default under Section 6.01(a) or (f) with respect to the Borrower has occurred and is continuing, any other assignee (it being understood that the Borrower will be deemed to have consented to an assignment if it has not objected thereto within 10 Business Days following notice thereof);

(B) the Administrative Agent; and

(C) the Swingline Lender.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500;

(D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws;

(E) assignments shall not be made to any Person who is a natural person or who is, or would upon the effectiveness of any such assignment become, a Defaulting Lender;

(F) assignments shall not be made to the Borrower or any Subsidiary or Affiliate of the Borrower; and

(G) assignments shall not be made to Disqualified Lenders.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue, to the extent permitted by applicable law, to be entitled to the benefits of Section 2.16, Section 2.18 and Section 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(d), 2.07(b), Section 2.19(d) or Section 9.03(d), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) Any Lender may, without the consent of, or notice to, the Borrower, the Administrative Agent or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (3) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (4) no participation shall be sold to a Defaulting Lender, any natural person, any Disqualified Lender, the Borrower or any Subsidiary or Affiliate of the Borrower. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that directly affects such Participant. The Borrower agrees that, to the extent permitted by applicable law, each Participant shall be entitled to the benefits of Section 2.16 and Section 2.18 (subject to the requirements and limitations therein, including the requirements under Section 2.18(f) (it being understood that the documentation required under Section 2.18(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 2.20 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Section 2.16 or Section 2.18, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from any Change in Law made subsequent to the Effective Date that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.20(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.19(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-

fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to a Disqualified Lender) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(d) Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is not a Disqualified Lender.

(e) Notwithstanding anything to the contrary herein, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or enforce compliance with the provisions relating to Disqualified Lenders herein or (y) have any liability with respect to or arising out of any assignment or participation of Revolving Loans and commitments under this Agreement, or disclosure of confidential information, to any Disqualified Lender. The parties hereto expressly agree that the list of Disqualified Lenders shall be made available to any Lender or prospective assignee or participant.

Section 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Credit Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Credit Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 2.16, Section 2.18 and Section 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) This Agreement and the other Credit Documents may each be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and each other Credit Document shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof and thereof, as applicable, which, when taken together, bear the signatures of each of the other parties hereto and thereto, as applicable, and thereafter shall be binding upon and inure to the benefit of the parties hereto and thereto, as applicable, and their respective successors and assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or any other such Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, the transactions contemplated hereby or thereby, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any the Administrative Agent, any Lead Arranger, the Syndication Agent and any Lender, and any Related Party of any of the foregoing Persons for any all Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08 Right of Set off If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Credit Document held by such Lender or their respective Affiliates, irrespective of whether or not such Lender or such Affiliate shall have made any demand under this Agreement or any other Credit Document and although such obligations may be contingent, unmatured or are owed to a branch office or Affiliate of such Lender different from the branch office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND EACH OTHER CREDIT DOCUMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Credit Document, any claims brought against the Administrative Agent by any Secured Party relating to this Agreement, any other Credit Document, the Collateral or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York

(c) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Credit Documents or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(d) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any court referred to in paragraph (c) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(e) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or the other Credit Documents will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality.

(a) Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed by the Administrative Agent or the Lenders (i) to its Affiliates and to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority) or other governmental authority purporting to have jurisdiction over the Administrative Agent or the Lenders, or their respective Affiliates (in which case the Administrative Agent or the Lender, or their respective Affiliates, as applicable, shall, except with respect to any audit or examination conducted by bank accountants or any self-regulatory, governmental or other regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent permitted by applicable law, rule or regulation), (iii) to the extent required by applicable laws or regulations or by any subpoena, administrative proceeding, compulsory process or similar legal process (in which case the Administrative Agent or the Lender, or their respective Affiliates, as applicable, shall, except with respect to any audit or examination conducted by bank accountants or any self-regulatory, governmental or other regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent permitted by applicable law, rule or regulation), (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder, under any Credit Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder or under any Credit Document (with respect to litigation brought by any Person other than the Administrative Agent, the Borrower or any Lender, after the Borrower shall have had notice thereof and the opportunity to seek a protective order or other appropriate remedy with respect thereto), (vi) subject to an agreement containing provisions no less restrictive than those of this Section to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, (viii) with the consent of the Borrower, (ix) for purposes of establishing a “due diligence” defense, (x) solely with respect to the cover page to this Agreement and the Borrower and size of the credit facility under this Agreement, to market data collectors, such as league table, or other service providers to the lending industry, (xi) to rating agencies in connection with the ratings of the Lead Arrangers or (xii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower or its designees relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON- PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

Section 9.14 USA PATRIOT ACT. Each Lender that is subject to the requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, such Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act and the Beneficial Ownership Regulation.

Section 9.15 No Fiduciary Duty.

(a) The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Credit Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Credit Documents and the transactions contemplated herein and therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated herein or in the other Credit Documents, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.

(b) The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

(c) In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Credit Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Credit Documents, or to furnish to the Borrower, confidential information obtained from other companies.

Section 9.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write- Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.17 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.18 Release of Liens.

(a) Notwithstanding anything to the contrary contained herein or in any other Credit Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 9.02) to take any action requested by the Borrower having the effect of releasing any Collateral (i) to the extent necessary to permit consummation of any transaction not prohibited by any Credit Document or that has been consented to in accordance with Section 9.02 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as the Loans and the other Obligations under the Credit Documents (other than obligations under or in respect of contingent indemnification obligations for which no claim has been made) shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Borrower under the Credit Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

Section 9.19 Effect of Amendment and Restatement; Reallocation.

(a) Upon the Effective Date, this Agreement shall amend, and restate as amended, the Existing Credit Agreement (including any contingent amendments thereto), but shall not constitute a novation thereof or in any way impair or otherwise affect the rights or obligations of the parties thereunder (including with respect to loans and representations and warranties made thereunder) except as such rights or obligations are amended or modified hereby. The Existing Credit Agreement as amended and restated hereby shall be deemed to be a continuing agreement among the parties, and all documents, instruments and agreements delivered pursuant to or in connection with the Existing Credit Agreement not amended and restated in connection with the entry of the parties into this Agreement (including, for avoidance of doubt, the Security Agreement) shall remain in full force and effect, each in accordance with its terms, as of the date of delivery or such other date as contemplated by such document, instrument or agreement to the same extent as if the modifications to the Existing Credit Agreement contained herein were set forth in an amendment to the Existing Credit Agreement in a customary form, unless such document, instrument or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Agreement, the Existing Credit Agreement or such document, instrument or agreement or as otherwise agreed by the required parties hereto or thereto.

(b) Upon the Effective Date, the Borrower shall (A) prepay the Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement (if any) in full with the proceeds of the Loans; provided that (x) the prepayment to, and borrowing from, any Lender that was a party to the Existing Credit Agreement as a “Lender” thereunder immediately prior to giving effect to this Agreement (an “Existing Lender”) shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender and (y) the Existing Lenders and each Person that is a signatory hereto as a Lender but that was not a party to the Existing Credit Agreement immediately prior to giving effect to this Agreement (each, an “Additional Lender”) shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by such Existing Lenders and Additional Lenders in accordance with the respective Commitments of such Lenders as set forth in Schedule 1.1A hereto and (B) pay to the Lenders other amounts, if any, payable hereunder. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (b).

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ROBINHOOD SECURITIES, LLC, as the Borrower

By:	/s/ James Swartwout
Name: James Swartout
Title: President

[Signature Page to the Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Lead Arranger, Swingline Lender and Lender

By:	/s/ Andrew Kristiansen
Name: Andrew Kristiansen Title: Executive Director

[Signature Page to the Credit Agreement]

BMO HARRIS BANK N.A., as Syndication Agent and Lender

By:	/s/ Nicholas Buckingham
Name: Nicholas Buckingham Title: Managing Director

BMO CAPITAL MARKETS CORP., as Lead Arranger,

By:	/s/ Nicholas Buckingham
Name: Nicholas Buckingham Title: Managing Director

[Signature Page to the Credit Agreement]

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Rebecca Kratz
	Name:	Rebecca Kratz
	Title:	Authorized Signatory

[Signature Page to the Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jocelyn Bell
	Name:	Jocelyen Bell
	Title:	Managing Director

[Signature Page to the Credit Agreement]

MIZUHO BANK, LTD., as Lender

By:	/s/ Donna DeMagistris
	Name:	Donna DeMagistris
	Title:	Executive Director

[Signature Page to the Credit Agreement]

SANTANDER BANK, N.A., as Lender

By:	/s/ Nuno Andrade
	Name:	Nuno Andrade
	Title:	Managing Director

SANTANDER BANK, N.A., as Lender

By:	/s/ Daniel Kostman
	Name:	Daniel Kostman
	Title:	Executive Director

[Signature Page to the Credit Agreement]

BARCLAYS BANK PLC, as Lender

By:	/s/ Edward Pan
Name: Edward Pan
Title: Vice President

[Signature Page to the Credit Agreement]

CITIBANK, N.A., as Lender

By:	/s/ Ciaran Small
Name: Ciaran Small
Title: Vice President

[Signature Page to the Credit Agreement]

CIBC BANK USA, as Lender

By:	/s/ Morgan Donovan
Name: Morgan Donovan
Title: Managing Director

[Signature Page to the Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Christopher Balderston
Name: Christopher Balderston
Title: Assistant Vice President

[Signature Page to the Credit Agreement]

CONFIDENTIAL

Schedule 1.1A

Commitments

Lender	Amount
JPMorgan Chase Bank, N.A.	$400,000,000
BMO Harris Bank N.A.	$400,000,000
Goldman Sachs Bank USA	$250,000,000
Wells Fargo Bank, National Association	$250,000,000
Mizuho Bank, Ltd.	$225,000,000
Santander Bank, N.A.	$200,000,000
Barclays Bank PLC	$125,000,000
Citibank, N.A.	$125,000,000
CIBC Bank USA	$100,000,000
U.S. Bank National Association	$100,000,000
Total	$2,175,000,000

Schedule 1.1B

Broker-Dealer Licenses and Memberships

1.	National Securities Clearing Corporation.

2.	Depository Trust & Clearing Corporation.

3.	Options Clearing Corporation.

4.	Securities Investor Protection Corporation.

Schedule 3.01(s)

Filings (for perfection of Liens on Collateral, etc.)

Type of Filing	Entity	Office
UCC-1	Robinhood Securities, LLC	Secretary of State of the State of Delaware

CONFIDENTIAL

Schedule 5.03(a)

Liens

1.	None.

Schedule 5.03(b)

Debt

1.	None.

Schedule 5.03(g)

Investments

1.	None.

Schedule 5.03(i)

Transactions with Affiliates

1.	None.

Schedule 5.03(m)

Restrictive Agreements

1.	None.

EXHIBIT A

FORM OF

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3. Borrower:	Robinhood Securities, LLC

4. Administrative Agent:	JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5. Credit Agreement:	The Second Amended and Restated Credit Agreement dated as of March 24, 2023 among Robinhood Securities, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties party thereto.

[1]	Select as applicable.

6.	Assigned Interest:

Assignor	Assignee	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
		$	$	%
		$	$	%
		$	$	%

Effective Date:                     , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR

By:
Name:
Title:

ASSIGNEE

NAME OF ASSIGNEE

By:
Name:
Title:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

2

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By
Name:
Title:

Consented to:
JPMORGAN CHASE BANK, N.A.,
as Swingline Lender

By
Name:
Title:

[ROBINHOOD SECURITIES, LLC][3]

By
Name:
Title:

[3]

Not required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if any Event of Default under Section 6.01(a) or (f) with respect to the Borrower has occurred and is continuing, any other assignee.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document, (iv) any requirements under applicable law for the Assignee to become a lender under the Credit Agreement or to charge interest at the rate set forth therein from time to time or (v) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement and under applicable law that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01(a)(ii) and Section 5.01(a)(iii) thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Approved Electronic Platform shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

FINANCIAL COVENANT COMPUTATIONS

Terms not otherwise defined herein are used as defined in the Second Amended and Restated Credit Agreement dated as of March 24, 2023 (as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”), among Robinhood Securities, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties party thereto.

I.	Minimum Excess Net Capital

Excess Net Capital = $                                 (Line 3910 of Focus-II Report of the Borrower)

II.	Minimum Net Capital to Aggregate Debt Items

Ratio of A to B =                     %

(A) = $                      (Line 3750 of Focus-II Report of the Borrower)

(B) = 1[The sum of (i)–(v) (computed in accordance with Exhibit A to 17 C.F.R. 240.15c3-3)

(i) Debit balances in customers’ cash and margin accounts excluding unsecured accounts and accounts doubtful of collection:	$
(ii) Securities borrowed to effectuate short sales by customers and securities borrowed to make delivery on customers’ securities failed to deliver:	$
(iii) Failed to deliver of customers’ securities not older than 30 calendar days:	$
(iv) Margin required and on deposit with the Options Clearing Corporation for all option contracts written or purchased in customer accounts:	$

(v) Margin required and on deposit with a clearing agency registered with the Commission under section 17A of the Act (15 U.S.C. 78q-1) or a derivatives clearing organization registered with the Commodity Futures Trading Commission under section 5b of the Commodity Exchange Act (7 U.S.C. 7a-1) related to the following types of positions written, purchased or sold in customer accounts: (1) security futures products and (2) futures contracts (and options thereon) carried in a securities account pursuant to an SRO portfolio margining rule:

	$	]

[1]	If preferable, can instead cross reference amount that would be set forth on line 4470 of Focus-II Report.

III.	Minimum Consolidated Tangible Net Worth

1. Consolidated Tangible Net Worth
a. All amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders’ equity at such date	$

b.  Amount of all intangible items included in III.1(a), including goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names and write-ups of assets (other than non-cash gains resulting from mark to market adjustments of securities positions made in the ordinary course of business) (but only to the extent that such items would be included on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with GAAP)

$
III.1 Consolidated Tangible Net Worth: (III.1(a) — III.1(b))	$
2 Minimum TNW
a. $[ ]
3. Minimum Consolidated Tangible Net Worth: Is III.1 greater than III.2?		[Y/N]

EXHIBIT C-1

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 24, 2023 (as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”), among Robinhood Securities, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payment in connection with any Credit Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     , 20[     ]

EXHIBIT C-2

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as March 24, 2023 (as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”), among Robinhood Securities, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Credit Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name:
Title:

DATE:                     , 20[     ]

EXHIBIT C-3

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 24, 2023 (as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”), among Robinhood Securities, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Credit Documents are effectively connected with a United States trade or business conducted by the undersigned or its direct or indirect partners/members.

The undersigned has furnished its participating Lender with IRS Form W-8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

DATE:                     , 20[   ]

EXHIBIT C-4

[FORM OF]

U.S. TAX CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of March 24, 2023 (as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”), among Robinhood Securities, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties party thereto.

Pursuant to the provisions of Section 2.18 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Credit Document are effectively connected with a United States trade or business conducted by the undersigned or its direct or indirect partners/members.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W- 8IMY (or successor form) accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY (or successor form) accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     , 20[   ]

EXHIBIT D

[FORM OF]

BORROWING REQUEST

Date: [•]

JPMorgan Chase Bank, N.A.,

    as Administrative Agent

500 Stanton Christiana Road

NCC5, 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group (fax: 12012443657@tls.ldsprod.com, e-mail joseph.farley@chase.com)

Ladies and Gentlemen:

The undersigned refers to the Second Amended and Restated Credit Agreement dated March 24, 2023 (as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time. the “Credit Agreement;” all capitalized terms used but not defined herein are used as defined in the Credit Agreement) among Robinhood Securities, LLC, a Delaware limited liability company (the “Borrower”), the Lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties party thereto and hereby gives you notice, irrevocably, pursuant to Section 2.03 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Revolving Borrowing”) as required by Section 2.03 of the Credit Agreement:

(i)	Borrower hereby requests to borrow $[●][1].

(ii)	The Business Day of the Revolving Borrowing is [●].

(iii)	The Type of advances comprising the Revolving Borrowing is [●][2].

(iv)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed:

Bank: [●]

ABA: [●]

Account: [●]

Reference: [●]

Attn: [●]

The undersigned hereby certifies the following as of the date of the Revolving Borrowing:

[1]	Amount of Borrowing to comply with Section 2.02(c) of the Credit Agreement.
[2]	Specify whether such Loans are to be Tranche A Loans, Tranche B Loans or Tranche C Loans, or a combination thereof.

(A)

The representations and warranties of the Borrower set forth in each Credit Document, other than (with respect to any such Loan made after the Effective Date) the representations and warranties contained in Section 3.01(f)(iii) of the Credit Agreement, are true and correct in all material respects on and as of the date of the Revolving Borrowing (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty is true and correct in all respects), and except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty is true and correct in all material respects on and as of such earlier date (except those representations and warranties that are qualified by “materiality”, “Material Adverse Effect” or similar language, in which case such representation or warranty is true and correct in all respects as of such earlier date).

(B)	At the time of and immediately after giving effect to such Revolving Borrowing, no Default or Event of Default has occurred and is continuing.

(C)

Immediately after giving effect to such Revolving Borrowing, (i) the aggregate amount of outstanding Tranche A Loans shall not exceeding the aggregate Loan Value of the Pledged Eligible Assets, (ii) the aggregate amount of outstanding Tranche B Loans shall not exceed the Tranche B Limit and (iii) the aggregate amount of outstanding Tranche C Loans shall not exceed the Tranche C Limit.

Delivery of an executed counterpart of this Borrowing Request by electronic means shall be effective as delivery of an original executed counterpart of this notice of borrowing.

Very truly yours, Robinhood Securities, LLC

By:
Name:
Title:

EXHIBIT E

[FORM OF]

PROMISSORY NOTE

[_], 20[ ]

New York, New York

FOR VALUE RECEIVED, ROBINHOOD SECURITIES, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to [                                              ] (the “Bank”), for account of its respective applicable lending offices provided for by the Credit Agreement referred to below, at the principal office of JPMorgan Chase Bank, N.A. the principal sum of [                         ] dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

The date, amount, Type and interest rate of each Loan made by the Bank to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Bank on its books and, prior to any transfer of this Note, endorsed by the Bank on the schedule attached hereto or any continuation thereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Loans made by the Bank.

The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

This Note is one of the Notes referred to in the Second Amended and Restated Credit Agreement dated as of March 24, 2023 (as amended, supplemented, amended and restated, or otherwise modified and in effect from time to time, the “Credit Agreement”) among the Borrower, the Lenders from time to time party thereto (including the Bank), JPMorgan Chase Bank, N.A., as Administrative Agent, and the other parties party thereto, providing for Loans in an aggregate principal amount initially not to exceed $[ ], and evidences Loans made by the Bank to the Borrower thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted under the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to principles of conflicts of laws.

[Remainder of page intentionally left blank]

ROBINHOOD SECURITIES, LLC

By:
Name:
Title:

SCHEDULE OF LOANS

This Note evidences Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, of the Types, and bearing interest at the rates set forth below, subject to the payments, continuations, conversions and prepayments of principal set forth below:

Date Made	Principal Amount of Loan	Type of Loan	Interest Rate	Maturity Date of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made by

EXHIBIT F

[RESERVED]

EXHIBIT G

FORM OF TRANCHE B LIMIT NOTICE

JPMorgan Chase Bank, N.A.,

as Administrative Agent

500 Stanton Christiana Road

NCC5, 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group (fax: 12012443657@tls.ldsprod.com, e-mail joseph.farley@chase.com)

[ ], 20[ ]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of March 24, 2023 (as originally executed and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Robinhood Securities, LLC (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the several banks and other financial institutions or entities from time to time parties thereto. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement. This notice is delivered to the Administrative Agent pursuant to Section [2.03(a)][2.05(a)][2.12(b)] of the Credit Agreement.

Attached hereto as Annex I are the computations detailing the Tranche B Limit as of [the close of business on [         ]7]8 [the date hereof, after giving effect to the borrowing of the Tranche B Loans requested in connection herewith and application of the proceeds thereof as Eligible NSCC Margin Deposits].9 The Borrower hereby certifies that, (i) the computations of the Tranche B Limit in Annex I are based solely on NSCC Margin Deposits that qualify as Eligible NSCC Margin Deposits and (ii) the Tranche B Limit[, after giving effect to the borrowing of the Tranche B Loans requested in connection herewith and application of the proceeds thereof as Eligible NSCC Margin Deposits,] as of the date hereof is not less than the aggregate principal amount of the Tranche B Loans [currently outstanding] [to be outstanding after giving effect to the Tranche B Loans requested in the related Borrowing Request dated as of the date hereof and delivered to the Administrative Agent in accordance with Section [2.03(a)][2.05(a)] of the Credit Agreement.]10

[7]	To be the immediately preceding Business Day.
[8]	Bracket language to be used in connection with delivery pursuant to section 2.12(b).
[9]	Bracketed language to be used in connection with any Borrowing Request.
[10]	Bracketed language to be used in connection with any Borrowing Request.

Annex I

Tranche B Limit1112

[NSCC Deposit Requirement]

[Eligible NSCC Margin Deposits]

[11]	The Tranche B Limit shall be, at any time, an amount equal to 80% of the excess, if any, of (i) the Eligible NSCC Margin Deposits at such time over (ii) $250,000,000.
[12]	To include customary NSCC notices and certificates.

Regards

ROBINHOOD SECURITIES, LLC

By:
Name:
Title:

EXHIBIT H

FORM OF TRANCHE C LIMIT NOTICE

JPMorgan Chase Bank, N.A.,

as Administrative Agent

500 Stanton Christiana Road

NCC5, 1st Floor

Newark, DE 19713

Attention: Loan & Agency Services Group (fax: 12012443657@tls.ldsprod.com, e-mail joseph.farley@chase.com)

[ ], 20[ ]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement dated as of March 24, 2023 (as originally executed and as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Robinhood Securities, LLC (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the several banks and other financial institutions or entities from time to time parties thereto. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement. This notice is delivered to the Administrative Agent pursuant to Section [2.03(a)][2.05(a)][2.12(c)] of the Credit Agreement.

Attached hereto as Annex I are the computations detailing the Tranche C Limit [as of [     ]13]14. The Borrower hereby certifies that, (i) the computations of the Tranche C Limit in Annex I are based solely on Eligible Funds and (ii) the Tranche C Limit[, after giving effect to the borrowing of the Tranche C Loans requested in connection herewith and application of the proceeds thereof, as of the date hereof] is not less than the aggregate principal amount of the Tranche C Loans [currently outstanding] [to be outstanding after giving effect to the Tranche C Loans requested in the related Borrowing Request dated as of the date hereof and delivered to the Administrative Agent in accordance with Section [2.03(a)][2.05(a)] of the Credit Agreement.]15

[13]	To be the immediately preceding Business Day.
[14]	Bracket language to be used in connection with delivery pursuant to section 2.12(c).
[15]	Bracketed language to be used in connection with any Borrowing Request.

Annex I

Tranche C Limit16

[16]

The Tranche C Limit shall be the maximum amount of cash that the Borrower would be permitted to withdraw from the Reserve Account (and not otherwise be subject to any segregation requirement) pursuant to the Reserve Formula if such Reserve Formula were recalculated at such time, solely to the extent that the Borrower has irrevocably agreed to direct such cash to be returned to a Tranche C Collateral Account.

Regards

ROBINHOOD SECURITIES, LLC

By:
Name:
Title: